Exhibit 99.1

REVOLVING CREDIT AGREEMENT

dated as of May 30, 2008

among

MCG CAPITAL CORPORATION,
as Borrower

and

SUNTRUST BANK,
as Administrative Agent,
Issuing Bank, and Swingline Lender

and

Various Lenders

and

SUNTRUST ROBINSON HUMPHREY, INC.
as Lead Arranger and Sole Bookrunner

TABLE OF CONTENTS

1. DEFINITIONS.

1.1. Defined Terms. *

1.2. Rules of Interpretation. *

2. REVOLVING CREDIT FACILITY.

2.1. Amounts Available for Borrowing. *

2.2. Conversion Options. *

2.3. Swingline Loans. *

2.4. Interest. *

2.5. Repayment. *

2.6. Fees. *

2.7. Letters of Credit. *

2.8. Increase of the Commitments. *

3. CHANGES IN CIRCUMSTANCES, ETC.

3.1. Inability to Determine LIBOR. *

3.2. Illegality. *

3.3. Change in Circumstances. *

3.4. Certificate. *

3.5. Indemnity. *

3.6. Taxes. *

3.7. Mitigation of Obligation. *

4. PAYMENTS.

4.1. Payments Generally. *

4.2. Pro Rata Treatment. *

4.3. Sharing of Payments, Etc. *

4.4. Several Obligations. *

4.5. Defaulting Lenders & Required Purchases. *

5. REPRESENTATIONS AND WARRANTIES.

6. CONDITIONS PRECEDENT TO EFFECTIVENESS OF THIS CREDIT AGREEMENT.

6.1. Conditions Precedent to the Effectiveness of this Credit Agreement. *

6.2. Conditions Precedent to Lender's Obligation to Advance Each Loan. *

7. COVENANTS.

7.1. Affirmative Covenants. *

7.2. Negative Covenants. *

8. EVENTS OF DEFAULT; ACCELERATION.

9. SETOFF.

10. MISCELLANEOUS.

11. THE AGENT.

11.1. Appointment of Agent *

11.2. Nature of Duties of Agent. *

11.3. Lack of Reliance on the Agent. *

11.4. Certain Rights of the Agent; Approval of Lenders. *

11.5. Reliance by Agent. *

11.6. The Agent in its Individual Capacity. *

11.7. Successor Agent. *

11.8. Authorization to Execute other Loan Documents. *

11.9. Indemnification of Agent. *

12. CONFIDENTIALITY.

13. WAIVER OF JURY TRIAL, ETC.

14. BENEFITS OF AGREEMENT, PARTICIPATIONS AND ASSIGNMENTS.

15. USA PATRIOT ACT.

Exhibits

Exhibit A Loan Request

Exhibit B Conversion Request

Exhibit C Swingline Loan Request

Exhibit D Letter of Credit Request

Exhibit E Form of Promissory Note

Exhibit F Form of Assignment and Assumption Agreement

REVOLVING CREDIT AGREEMENT

This REVOLVING CREDIT AGREEMENT (as further defined in Section 1, this "Credit Agreement") is made as of May 30, 2008, by and among MCG CAPITAL CORPORATION, a Delaware corporation having its chief executive office at 1100 Wilson Boulevard, Suite 3000, Arlington, Virginia (the "Borrower"), and SUNTRUST BANK, as administrative agent for itself and the Lenders (the "Agent"), as Issuing Bank and as Swingline Lender, and each of the financial institutions that are from time to time signatory hereto together with their assignees pursuant to Section 14 hereof (each a "Lender" and collectively, the "Lenders").

  DEFINITIONS.

    Defined Terms.

    The following terms shall have the meanings set forth in this Section 1 or elsewhere in the provisions of this Credit Agreement referred to below:

    Accumulated Funding Deficiency: Any accumulated funding deficiency as defined in Section 302(a) of ERISA or Section 412(a) of the Code.

    Adjusted Available Debt Investments: An amount equal to (a) Available Debt Investments divided by (b) 1.5.

    Administrative Questionnaire: With respect to each Lender, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent duly completed by such Lender.

    Affiliate: At any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Borrower, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or any Subsidiary or any Person of which the Borrower and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests; provided that in the case of Borrower or any Subsidiary of Borrower, "Affiliate" shall not include any Person that is a Portfolio Investment. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting stock or similar equity interests, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of Borrower.

    Agent: SunTrust Bank, as contractual representative for the Lenders under the terms of this Credit Agreement, and any of its successors and assigns permitted in accordance with the terms hereof.

    Appraised Investment: As of any date of determination, an Investment that has been valued by an Approved Third-Party Appraiser in accordance with Borrower's standards and procedures within the twelve (12) month period immediately preceding such date; provided, that (a) any Investment acquired or originated by the Borrower or any Subsidiary after the Closing Date shall be deemed an Appraised Investment so long as (i) such Investment is valued in accordance with the foregoing requirements as of a date 180 days following the acquisition or origination of such Investment, and (ii) the valuation report with respect thereto has been received and utilized by the Borrower in preparing the first certified statement required by Section 7.1(a)(ii) following the end of such 180 day period, and (b) Investments having an aggregate Available Assets value attributable thereto not exceeding (i) from the Closing Date through June 30, 2008, $35,000,000, (ii) from July 1, 2008 through September 30, 2008, $15,000,000 and (iii) from August 1, 2008 through the Maturity Date, $5,000,000, shall be deemed Appraised Investments notwithstanding the absence of the valuation required in this definition.

    Approved Fund: Any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (i) a Lender, (ii) an Affiliate of a Lender or (iii) an entity or an Affiliate of an entity that administers or manages a Lender.

    Approved Third-Party Appraiser: Any independent nationally recognized third-party appraisal firm.

    Asset Coverage Ratio: As measured as of any date of determination for Borrower and its Consolidated Subsidiaries on a consolidated basis, the ratio of (a) Available Assets on such date to (b) the amount of Unsecured Debt on such date.

    Assignment and Assumption Agreement: An Assignment and Assumption Agreement among a Lender, an Assignee and the Agent, substantially in the form of Exhibit F hereto.

    Available Assets: An amount equal to the sum of (a) Cash plus (b) Adjusted Available Debt Investments plus (c) Available Equity Investments.

    Available Debt Investments: As measured as of any date of determination for Borrower and its Consolidated Subsidiaries on a consolidated basis, an amount equal to the sum of the following, without duplication: (a) 100% of each Eligible Debt Investment having a Level 1 Investment Rating, a Level 2 Investment Rating, Level 3 Investment Rating or a Level 4 Investment Rating, and (b) 20% of each Eligible Debt Investment having a Level 5 Investment Rating that (i) is secured by a first priority security interest in all or a material portion of the assets of the underlying obligor and (ii) is senior in right of payment to other funded debt of the underlying obligor, and (c) 50% of each Debt Investment having a Level 1 Investment Rating, a Level 2 Investment Rating, Level 3 Investment Rating or a Level 4 Investment Rating if such Debt Investment (i) would be an Eligible Debt Investment but for the application of Clauses "(f)" or "(g)" of the definition of Eligible Debt Investment and (ii) is past due beyond the end of any applicable grace period with respect to any interest or principal payment by more than 60 days but not by more than 120 days, and (d) 10% of each Debt Investment having a Level 5 Investment Rating if such Debt Investment (i) would be an Eligible Debt Investment but for the application of clauses "(f)" or "(g)" of the definition of Eligible Debt Investment and (ii) is past due beyond the end of any applicable grace period with respect to any interest or principal payment by more than 60 days but not by more than 120 days and (iii) meets the criteria set forth in clause (b) of this definition. For purposes of determining "Available Debt Investments," Investments shall be valued at their Fair Market Value as of any date of determination, subject to adjustment as set forth in clause (d) of the definition of Eligible Debt Investments.

    Available Equity Investments: As of any date of determination, an amount equal to the lesser of (a) 25% of Eligible Equity Investments, and (b) the result of (i) the sum of Cash plus Available Debt Investments, divided by (ii) 0.6, multiplied by (iii) 0.4. For purposes of determining "Available Equity Investments," Investments shall be valued at their Fair Market Value as of any date of determination, subject to adjustment as set forth in clause (d) of the definition of Eligible Equity Investments.

    Bankruptcy Code: The Federal Bankruptcy Reform Act of 1978, as codified under Title 11 of the United States Code, and as implemented and supplemented by the Bankruptcy Rules promulgated thereunder, as amended.

    Borrower: As defined in the preamble.

    Business Day: Any day other than a Saturday or a Sunday on which banking institutions in New York, New York and in Atlanta, Georgia are open for the transaction of banking business and, in the case of LIBOR Loans, also a day which is a Eurodollar Business Day.

    Capital Lease: A lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

    Capital Stock: Any nonredeemable capital stock of the Borrower, whether common or preferred.

    Cash: As of any date of determination, the total amount of "cash and cash equivalents" of the Borrower and its Consolidated Subsidiaries (which shall in any event exclude any SPE Subsidiary, Solutions Capital or any of their respective Subsidiaries) on such date as determined in accordance with GAAP; provided that at such time the Borrower or such Subsidiary is beneficially entitled to such cash and cash equivalents, such cash and cash equivalents are not subject to any Lien or other encumbrance, such cash and cash equivalents are available to be applied against Unsecured Debt and such cash does not constitute "cash-in-transit" between the Borrower or any Subsidiary and a SPE Subsidiary; provided further that, to the extent that any cash and cash equivalents are the assets of a Consolidated Subsidiary other than a wholly-owned Subsidiary, the amount of such cash and cash equivalents included in any determination of Cash shall be limited to an amount equal to the amount of such cash and cash equivalents multiplied by the Borrower's ownership percentage in such Subsidiary.

    Change of Control: An event or series of events by which any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act), directly or indirectly, of more than fifty percent (50%) of the outstanding shares of common stock of Borrower.

    Charter Documents: The certificate of incorporation and the by-laws of Borrower.

    Closing Date: The date on which all conditions precedent to the effectiveness of this Credit Agreement set forth in Section 6 have been satisfied.

    Code: The Internal Revenue Code of 1986, as amended from time to time.

    Commitment: The amount specified with respect to each Lender on the signature pages of this Credit Agreement or pursuant to the relevant Assignment and Assumption Agreement as such Lender's maximum commitment with respect to Loans, participations in Swingline Loans and participations in Letters of Credit, in each case pursuant to this Credit Agreement.

    Commitment Fee: As defined in Section 2.6.2.

    Commitment Increase: As defined in Section 2.8(a).

    Commitment Increase Date: As defined in Section 2.8(a).

    Commonly Controlled Entity: An entity, whether or not incorporated, that is under common control with Borrower within the meaning of Section 4001(a)(14) of ERISA or is part of a group that includes Borrower and that is treated as a single employer under Section 414(b, c, m or o) of the Code.

    Consent: In respect of any person or entity, any permit, license or exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

    Consolidated Stockholders' Equity: As measured as of any date of determination for Borrower and its Consolidated Subsidiaries on a consolidated basis, the stockholders' equity of Borrower and its Subsidiaries as determined in accordance with GAAP.

    Consolidated Subsidiary: With respect to the Borrower, any Subsidiary that is consolidated with the Borrower for financial reporting purposes in accordance with GAAP applicable to a business development company.

    Consolidated Total Assets: At any time, the total assets of the Borrower and its Consolidated Subsidiaries determined on a consolidated basis in accordance with GAAP.

    Conversion Request: As defined in Section 2.2.1.

    Credit Agreement: As defined in the preamble, which term shall include this Credit Agreement and the Schedules and Exhibits hereto, all as may be amended, modified, supplemented and/or restated and in effect from time to time.

    Credit and Collection Policy: The written credit and collection policy of Borrower by which Borrower and its Subsidiaries from time to time originate, manage, service and collect their Portfolio Investments as in effect on the Closing Date, as such credit and collection policy may be amended or supplemented from time to time in accordance with the provisions of Section 7.1(i) of this Credit Agreement.

    Daily LIBOR Rate: As of any date of determination, the rate per annum for deposits in Dollars for a one (1) Eurodollar Business Day period as shown on that page of the Reuters or Bloomberg reporting services (whichever one is then currently being used by the Agent for quotations in Dollars) which displays the British Bankers' Association Interest Settlement Rates for deposits in U. S. Dollars as of 11:00 a.m. (London, England time) on such date, or if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars as the Agent, in its discretion, shall select; provided, that if the Agent determines that the relevant foregoing sources are unavailable for such date, LIBOR shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Agent on such date for a one (1) Eurodollar Business Day period by leading banks in the London interbank market as of 10:00 a. m., New York time.

    Debt Investment: A Portfolio Investment constituting an obligation for borrowed money, whether secured or unsecured, but specifically excluding accounts payable, trade payables and/or accrued expenses arising in the ordinary course of business.

    Default: Any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

    Dollars or $: Dollars in lawful currency of the United States of America.

    Domestic Lending Office: The address designated by each Lender as the office from which it shall make and maintain Loans hereunder or by Agent as of the office to which Borrower is to make any payments of the Obligations hereunder, which shall be the address of such party set forth on the signature page hereto, or such other addresses as such party from time to time hereafter may designate in writing to Borrower.

    Drawdown Date: In respect of any Loan, the date on which such Loan is made to Borrower, and in respect of any Letter of Credit, the date as of which such Letter of Credit is issued for the account of the Borrower hereunder.

    EBIT: For any period, with respect to the Borrower and its Consolidated Subsidiaries, on a consolidated basis, net operating income after deduction of all operating expenses for such period other than taxes, Interest Expense, amortization and non-cash charges related to executive compensation programs, all as determined in accordance with GAAP.

    Eligible Debt Investments: Debt Investments that have been originated, purchased or otherwise acquired by Borrower or any of its Consolidated Subsidiaries in the ordinary course of business; provided that no such Investment shall be an Eligible Debt Investment unless (a) such Investment is evidenced by an instrument or agreement that has been duly authorized, executed and delivered and is enforceable against the obligor thereof, and (b) such Investment is denominated and payable in Dollars or in the currency of any other Permitted Country, and (c) such Investment is not subject to any Lien and, if such Investment is owned by a Subsidiary of Borrower, Borrower shall not have pledged or otherwise encumbered the stock of, or similar equity interest in, such Subsidiary or any direct or indirect parent thereof, and (d) no right of rescission, set-off, counterclaim, defense or other material dispute with respect to enforceability or collectability has been asserted with respect to such Investment, provided, that to the extent a claim in a stated monetary amount has been asserted against any Debt Investment, such Debt Investment shall not be deemed ineligible pursuant to this clause (d) so long as such Debt Investment has been negatively adjusted for purposes of calculating Available Debt Investments with respect thereto in an amount not less than the stated amount of such claim, and (e) the obligor in respect of such Investment is not (1) organized or incorporated under the laws of a jurisdiction other than the United States of America or another Permitted Country, or (2) the subject, as a debtor, of an insolvency event of the type described in Section 8(e) (unless such Investment is a DIP (debtor in possession) financing that has been separately approved by Borrower's Investment Committee or Credit Committee), and (f) such Investment is not 120 days or more past due (beyond the end of any applicable grace period) with respect to any interest or principal payment and otherwise is not and should not be considered a non-accrual or charge-off loan in accordance with Borrower's Credit and Collection Policy, and (g) such Investment is not a Materially Modified Investment unless the underlying obligor in respect of such Investment makes all regularly scheduled payments of periodic interest in immediately available funds for a period of six (6) calendar months after the applicable modification or event at a rate of at least LIBOR plus two and one half percent (2.5%) per annum. Notwithstanding the foregoing, (i) the retained residual interest of Borrower or any Subsidiary of Borrower in a Securitization Transaction shall not qualify as an Eligible Debt Investment, (ii) the portion of any Investments owned by any SPE Subsidiary, Solutions Capital or any of their respective Subsidiaries shall not qualify as Eligible Debt Investments, (iii) the portion of Investments constituting part of the Industry Concentration Overage shall not qualify as Eligible Debt Investments, and (iv) no Investment shall qualify as an Eligible Debt Investment unless it is an Appraised Investment.

    Eligible Equity Investments: Equity Investments that have been originated, purchased or otherwise acquired by Borrower or any of its Consolidated Subsidiaries in the ordinary course of business; provided that no such Investment shall be an Eligible Equity Investment unless (a) such Investment is evidenced by a certificate or agreement that has been duly authorized, executed and delivered and is enforceable against the issuer thereof, and (b) such Investment is not subject to any Lien (other than Special Equity Investment Liens), provided, that only $10,000,000 of Equity Investments subject to Special Equity Investment Liens shall qualify as Eligible Equity Investments, and (c) if such Investment is owned by a Subsidiary of Borrower, Borrower shall not have pledged or otherwise encumbered the stock of, or similar equity interest in, such Subsidiary or any direct or indirect parent thereof, and (d) no right of rescission, set-off, counterclaim, defense or other material dispute with respect to enforceability, voting rights, or payment rights has been asserted with respect to such Investment, provided, that to the extent a claim in a stated monetary amount has been asserted against any Equity Investment, such Equity Investment shall not be deemed ineligible pursuant to this clause (d) so long as such Equity Investment has been negatively adjusted for purposes of calculating Available Equity Investments with respect thereto in an amount not less than the stated amount of such claim, and (e) such Investment is not in a Person that is organized or incorporated under the laws of a jurisdiction other than the United States of America or another Permitted Country, and (f) such Investment is Performing, and (g) such Investment has a Level 1 Investment Rating, Level 2 Investment Rating, Level 3 Investment Rating or Level 4 Investment Rating. Notwithstanding the foregoing, (i) to the extent the value of any Equity Investment from a single issuer exceeds $200,000,000, such excess shall not qualify as an Eligible Equity Investment, (ii) no Investment by Borrower or any of its Subsidiaries in any Subsidiary thereof shall qualify as an Eligible Equity Investment, (iii) the retained residual interest of Borrower or any Subsidiary of Borrower in a Securitization Transaction shall not qualify as an Eligible Equity Investment, (iv) the portion of any Investments owned by any SPE Subsidiary, Solutions Capital or any of their respective Subsidiaries shall not qualify as Eligible Equity Investments, (v) the portion of any Investments constituting part of the Industry Concentration Overage shall not qualify as Eligible Equity Investments, and (vi) no Investment shall qualify as an Eligible Equity Investment unless it is an Appraised Investment.

    Eligible Investments: Collectively, Eligible Debt Investments and Eligible Equity Investments.

    Eligible Transferee: (a) A Lender, an Affiliate of any Lender or a pledgee or funding source of a Lender and (b) any other Person (other than a natural person or a competitor of the Borrower) that is, at the time of such transfer, (1) a commercial bank organized under the laws of the United States of America or any state thereof, having combined capital and surplus in excess of $500,000,000, or (2) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000, or (3) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $500,000,000.

    Environmental Laws: All laws pertaining to environmental matters, including the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, and the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

    Equity Interests: With respect to any Person, shares of capital stock of (or membership, partnership, trust, other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or membership, partnership, trust, other ownership or profit interests in) such Person, or securities convertible into or exchangeable for shares of capital stock of (or membership, partnership, trust, other ownership or profit interests in) such Person or for warrants, rights or options for the purchase or other acquisition from such Person of such shares of capital stock of (or membership, partnership, trust, other ownership or profit interests in) such Person.

    Equity Investment: A Portfolio Investment constituting the ownership of Equity Interests in another Person.

    ERISA: The Employee Retirement Income Security Act of 1974, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

    ERISA Affiliate: Any Person which is treated as a single employer with Borrower under Section 414 of the Code.

    Eurocurrency Reserve Rate: For any day with respect to a LIBOR Loan, the maximum rate (expressed as a decimal) at which any Lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in such maximum rate.

    Eurodollar Business Day: Any Business Day on which commercial banks are open for international business (including dealings in U.S. dollar deposits) in London or such other London interbank market as may be selected by Agent in its sole discretion acting in good faith and in a commercially reasonable manner.

    Event of Default: Any of the events listed in Section 8.

    Excluded Taxes: With respect to the Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which any Lender is located and (c) in the case of a Foreign Lender, any withholding tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Credit Agreement, (ii) is imposed on amounts payable to such Foreign Lender at any time that such Foreign Lender designates a new lending office, other than taxes that have accrued prior to the designation of such lending office that are otherwise not Excluded Taxes, and (iii) is attributable to such Foreign Lender's failure to comply with Section 3.6(e).

    Fair Market Value: With respect to any Investment, the fair market value of such Investment as required by, and determined in accordance with, the ICA 1940 and any orders of the SEC issued to Borrower, all as determined by the board of directors of Borrower and its independent auditors. With respect to any Eligible Investment owned by a Subsidiary (whether or not such Subsidiary is a Wholly-Owned Subsidiary), the Fair Market Value of such Eligible Investment together with the Fair Market Value of all other Eligible Investments owned by the same Subsidiary shall be adjusted so that the aggregate Fair Market Value of all such Eligible Investments owned by the same Subsidiary shall collectively reflect a deduction for the amount of all liabilities owed by such Subsidiary. In addition, with respect to any Eligible Investment owned by a Subsidiary that is not a Wholly-Owned Subsidiary, the Fair Market Value of such Eligible Investment shall be an amount equal to Fair Market Value of such Eligible Investment multiplied by Borrower's ownership percentage in such Subsidiary.

    Federal Funds Rate: For any day, the rate per annum equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Board of New York on page H.15 (519) the Business Day next succeeding such day, provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the immediately preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded to the nearest whole multiple of 1/100 of 1%) charged to the Agent on such day on such transactions (as determined by the Agent).

    Federal Funds Rate Loans: Loans bearing interest calculated by reference to the Federal Funds Rate.

    Federal Funds Rate Margin: Four percent (4.00%) per annum; provided, that at any time that the Federal Funds Rate is less than twenty-five (25) basis points lower than LIBOR, the Federal Funds Rate Margin shall be reduced to three percent (3.00%) per annum.

    Financial Covenant Cross Default:. Any event or condition occurs whereby Borrower or any Subsidiary (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) is in default of any covenant or ratio in respect of the financial performance of Borrower or such Subsidiary, including without limitation any asset coverage ratio (or comparable or similar measurement), in respect of any Indebtedness having an aggregate outstanding principal balance exceeding $15,000,000.

    Financial Officer: The chief financial officer, principal accounting officer, chief accounting officer, treasurer or controller of the Borrower.

    Financials: In respect of any period, the balance sheet of any Person as at the end of such period, and the related statement of income and statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP (to the extent with respect to Borrower, then as such principles are applicable to a business development company as defined in the ICA 1940).

    Fiscal Quarter: Any fiscal quarter of the Borrower.

    Foreign Lender: Any Lender that is not a United States person under Section 7701(a)(3) of the Code.

    GAAP: Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time, and (b) consistently applied with past financial statements adopting the same principles (other than such changes, with respect to Borrower, as are appropriate to reflect Borrower's election to become a business development company under the ICA 1940), provided that in each case referred to in this definition of "Generally Accepted Accounting Principles" a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in GAAP) as to financial statements in which such principles have been properly applied.

    Governmental Authority: (a) The government of (i) the United States of America or any State or other political subdivision thereof, or (ii) any other jurisdiction in which the Borrower or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Borrower or any Subsidiary, or (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

    Guaranteed Pension Plan: Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

    Guaranty: With respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including, without limitation, obligations incurred through an agreement, contingent or otherwise, by such Person:

    (a) to purchase such Indebtedness or obligation or any property constituting security therefor;

    (b) to advance or supply funds (1) for the purchase or payment of such Indebtedness or obligation or (2) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;

    (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or

    (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.

    ICA 1940: The Investment Company Act of 1940, as amended, and all rules, regulations, judgments, decrees, and orders arising thereunder.

    Increasing Lender: As defined in Section 2.8(a).

    Indebtedness: With respect to any Person as of any date of determination, without duplication: (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (c) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable arising in the ordinary course of business; (d) all obligations of such Person as lessee under Capital Leases; (e) all obligations of such Person to reimburse any bank or other Person in respect of amounts payable under a banker's acceptance; (f) all redeemable preferred stock of such Person (in the event such Person is a corporation) other than redeemable preferred stock which is not callable or subject to optional or mandatory redemption prior to the Maturity Date; (g) all obligations (absolute or contingent) of such Person to reimburse any bank or other Person in respect of amounts that are available to be drawn or have been drawn under a standby letter of credit or similar instrument; (h) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, provided that all obligations which are limited in recourse to such asset shall be included in Indebtedness only to the extent of the lesser of the fair market value of such asset and the then outstanding amount of such Indebtedness; (i) all Indebtedness of others to the extent Guaranteed by such Person; (j) all obligations of such Person with respect to principal amounts outstanding and owed to Persons other than such first Person or its Subsidiaries in respect of notes, trust certificates, undivided interests partnership interests or other interests representing the right to be paid a specified principal amount from assets transferred by such first Person or its Subsidiaries in connection with securitization transactions; (k) all obligations, direct or indirect (absolute or contingent) of such Person to repurchase property or assets sold or otherwise transferred by such Person; and (l) the principal portion of all obligations of such Person under any synthetic lease, tax retention operating lease, off balance sheet loan or similar off balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease under GAAP.

    Indemnified Taxes: Taxes, other than Excluded Taxes, which arise from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

    Industry Classification Group: Any of the classification groups set forth in Schedule 1.1 hereto, together with any such classification groups referenced in the Borrower's SEC Reporting Guidelines and provided by the Borrower to the Agent.

    Industry Concentration Overage: That portion of the aggregate value of the Borrower's and its Consolidated Subsidiaries' Eligible Investments (calculated prior to giving effect to any Industry Concentration Overage exclusion) in any single Industry Classification Group that exceeds 20% of Consolidated Stockholders Equity; provided that, with respect to Investments in a single Industry Classification Group from time to time designated by the Borrower to the Agent, such 20% figure shall be increased to 30%. For purposes of calculating the Industry Concentration Overage, Borrower shall assign each Investment to an Industry Classification Group. The Eligible Investments to which the Industry Concentration Overage shall be applied will be determined by Borrower.

    Interest Expense: As measured as of any date of determination for any period for Borrower and its Consolidated Subsidiaries on a consolidated basis, the total interest expense (including capitalized interest expense and interest expense attributable to obligations in respect of capital leases and, on a net basis, expenses and income under interest rate protection or other hedging agreements) of Borrower and its Consolidated Subsidiaries for such period, and in any event, shall include all interest expense with respect to any debt obligation in respect of which Borrower or any of its Consolidated Subsidiaries is wholly or partially liable (other than pursuant to interest rate protection and other hedging agreements).

    Interest Payment Date: (i) As to any Prime Rate Loan or Federal Funds Rate Loan, the first calendar day of each January, April, July and October during the term hereof; (ii) as to any LIBOR Loan, the last day of the Interest Period relating to such LIBOR Loan (provided that, for any LIBOR Loan with an Interest Period in excess of three months, such Interest Payment Date shall be the last day of each three month period therein); and (iii) as to any Swingline Loan, the date on which such Swingline Loan is required to be repaid pursuant to Section 2.5.1.

    Interest Period: Subject to Section 2.5.1, with respect to each Loan, (a) initially, the period commencing on the initial Drawdown Date of such Loan and ending on the last day of one of the following periods, as selected by Borrower in a Loan Request: (i) for any Prime Rate Loan, the last day of the Fiscal Quarter of Borrower, (ii) for any Federal Funds Rate Loan, a period of up to four (4) Eurodollar Business Days, and (iii) for any LIBOR Loan, 1, 2, 3 or 6 months (and if requested by the Borrower, periods of less than 1 month); and (b) thereafter, each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of the period selected or deemed selected by Borrower pursuant to Section 2.2.2; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a Eurodollar Business Day, then that Interest Period shall be extended to the next succeeding Eurodollar Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Eurodollar Business Day; and

            if any Interest Period with respect to a Prime Rate Loan or a Federal Funds Rate Loan would end on a day that is not a Business Day, then that Interest Period shall end on the next succeeding Business Day and interest shall accrue until such next succeeding Business Day; and

            with respect to any LIBOR Loan, any Interest Period that begins on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurodollar Business Day of a calendar month that is 1, 2, 3, or 6 months later (depending upon the duration selected or deemed selected by Borrower for such Interest Period).

    Interest Rate Determination Date: Each date for calculating the LIBOR Rate for purposes of determining the interest rate in respect of an Interest Period. The Interest Rate Determination Date shall be the second Business Day prior to the first day of the related Interest Period for such LIBOR Loan.

    Investment: Any investment in any Person, whether by means of purchase or acquisition of obligations or securities of such Person, capital contributions to such Person, loan or advance to such Person, making of a time deposit with such Person, Guaranty or assumption of any obligation of such Person or otherwise.

    Investment Ratings Policy: The written policy of Borrower by which Borrower from time to time assigns an investment rating to each Investment of Borrower and its Subsidiaries as in effect on the Closing Date, as such investment rating policy may be amended or supplemented from time to time in accordance with the provisions of Section 7.1(i) of this Credit Agreement.

    Issuing Bank: SunTrust Bank, in its capacity as the issuer of Letters of Credit for the account of the Borrower from time to time pursuant to Section 2.7 of this Credit Agreement.

    Lender: As defined in the preamble, and shall include a Lender's successor and assigns, as permitted hereunder. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

    Letter of Credit: Each letter of credit issued by the Issuing Bank for the account of the Borrower pursuant to Section 2.7 of this Credit Agreement.

    Letter of Credit Fee: As defined in Section 2.6.3.

    Letter of Credit Outstandings: At any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit, and (ii) the aggregate amount of all Unpaid Drawings in respect of all Letters of Credit at such time.

    Letter of Credit Request: As defined in Section 2.7(c).

    Letter of Credit Sublimit: $7,500,000.00.

    Level 1 Investment Rating: As of any date and in respect of any Investment, an Investment that is classified, in accordance with the Investment Ratings Policy, as having an Investment Rating of 1 as of such date.

    Level 2 Investment Rating: As of any date and in respect of any Investment, an Investment that is classified, in accordance with the Investment Ratings Policy, as having an Investment Rating of 2 as of such date.

    Level 3 Investment Rating: As of any date and in respect of any Investment, an Investment that is classified, in accordance with the Investment Ratings Policy, as having an Investment Rating of 3 as of such date.

    Level 4 Investment Rating: As of any date and in respect of any Investment, an Investment that is classified, in accordance with the Investment Ratings Policy, as having an Investment Rating of 4 as of such date.

    Level 5 Investment Rating: As of any date and in respect of any Investment, an Investment that is classified, in accordance with the Investment Ratings Policy, as having an Investment Rating of 5 as of such date.

    LIBOR Rate: for any applicable Interest Period with respect to a LIBOR Loan,  that rate per annum that is equal to the quotient of:

    (a) the rate per annum for deposits in Dollars for a period equal to such Interest Period on that  page of the Reuters or Bloomberg reporting services  (whichever one is then currently being used by the Agent for quotations in Dollars) which displays the British Bankers' Association Interest Settlement Rates for deposits in U. S. Dollars as of 11:00 a.m. (London, England time) on the day that is two (2) Business Days prior to the first day of the Interest Period, or if such page or service shall cease to be available, such other page or such other service (as the case may be) for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars  as  the Agent, in its discretion, shall select; provided, that if  the Agent determines that the relevant foregoing sources are unavailable for the relevant Interest Period, LIBOR shall mean the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the nearest 1/100th of 1%) of the rates per annum at which deposits in Dollars are offered to the Agent two (2) Business Days preceding the first day of such Interest Period by leading banks in the London interbank market as of 10:00 a. m., New York time, for delivery on the first day of such Interest Period and for the number of days comprised therein, divided by

    (b) a percentage equal to 1.00 minus the maximum reserve percentages (including any emergency, supplemental, special or other marginal reserves) expressed as a decimal (rounded upward to the next 1/100th of 1%) in effect on any day to which any Lender is subject with respect to any LIBOR Loan pursuant to regulations issued by the Board of Governors of the Federal Reserve System with respect to eurocurrency funding (currently referred to as "eurocurrency liabilities" under Regulation D).  This percentage will be adjusted automatically on and as of the effective date of any change in any reserve percentage.

    LIBOR Loans: Loans bearing interest calculated by reference to the LIBOR Rate.

    Liens: Any encumbrance, mortgage, pledge, hypothecation, charge or other security interest of any kind securing any obligation of any Person.

    Loan: Any loan or advance made or to be made to Borrower pursuant to Section 2, including without limitation any Swingline Loan.

    Loan Documents: This Credit Agreement, the Notes, any fee letters and any and all other agreements, documents and instruments as hereafter shall be executed or delivered by or on behalf of Borrower to Agent and Lenders evidencing or relating to the Loans advanced and Letters of Credit issued pursuant to this Credit Agreement, in each case as the same from time to time may be amended, modified, supplemented, extended or restated.

    Loan Request: As defined in Section 2.1(b).

    Margin Stock: "Margin stock" or "margin securities", as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

    Material Subsidiary: Any Subsidiary which (a) together with all other Subsidiaries of such Subsidiary, accounts for more than (i) 5% of the Consolidated Total Assets or (ii) 5% of the consolidated total revenue of the Borrower and its Consolidated Subsidiaries, or (b) owns any Eligible Investments.

    Materially Adverse Effect: Any materially adverse effect on the consolidated financial condition or business operations of Borrower and its Subsidiaries taken as a whole or any material impairment to the ability of Borrower to perform its material obligations under the Loan Documents.

    Materially Modified Investment: Any Portfolio Investment that has been the subject of any amendment, waiver, modification, or supplement which (a) reduces the principal amount of such Investment, (b) waives one or more interest payments thereon, or reduces the applicable margin with respect to the applicable interest rate, (c) contractually or structurally subordinates such Investment, (d) postpones the due date of any scheduled principal payment with respect to such Investment, (e) terminates or releases any material Lien securing such Investment, or (f) is otherwise a material modification of such Investment, in each case due to an inability of the obligor thereunder to make a required payment of periodic interest to Borrower or its respective Subsidiary or due to a material financial deterioration in the underlying obligor's ability to repay the Investment in accordance with its terms.

    Maturity Date: The last day of the Revolving Credit Availability Period then in effect.

    Maximum Aggregate Available Amount: $70,000,000, as such amount may be increased or decreased from time to time in accordance with Section 2.5.3 or Section 2.8 or as may be reduced to zero upon the acceleration of the Obligations during the occurrence of an Event of Default pursuant to Section 8.

    Moody's: Moody's Investors Service, Inc. or any successor thereto.

    Multiemployer Plan: Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by Borrower or any ERISA Affiliate.

    Net Proceeds of Capital Stock/Conversion of Debt: Any and all proceeds (whether cash or non-cash) or other consideration received by the Borrower in respect of the issuance of Capital Stock (including, without limitation, the aggregate amount of all Indebtedness converted into Capital Stock), after deducting therefrom all reasonable and customary costs and expenses incurred by the Borrower directly in connection with the issuance of such Capital Stock.

    New Lender: As defined in Section 2.8(a).

    Note: As defined in Section 2.1(c).

    Obligations: All obligations for monetary amounts owing by Borrower to Agent, Issuing Bank and Lenders (including the Swingline Lender), whether due or to become due, matured or unmatured, liquidated or unliquidated, contingent or non-contingent, of any kind or nature, present or future, arising under or in respect of any of the Loan Documents. This term includes Letter of Credit Outstandings, principal, interest (including interest that accrues after the commencement against Borrower of any action under the Bankruptcy Code), and any and all other reasonable fees, expenses, costs or other sums chargeable to Borrower under any of the Loan Documents.

    Other Taxes: Any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Credit Agreement or any other Loan Document.

    Participant: As defined in Section14(d).

    PBGC: The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

    Performing: With respect to any Equity Investment, that the issuer of such Investment (a) is not in breach of any scheduled redemption obligations or in breach with respect to payment of its latest declared cash dividend, after the expiration of any grace period, (b) is not in default of any payment obligations in respect of such issuer's Indebtedness of at least $2,500,000 in the aggregate after the later of (i) ten (10) days following the expiration of any applicable grace period with respect thereto and (ii) the date the Borrower or any Subsidiary acquires knowledge of such default following the expiration of any applicable grace period with respect thereto, and (c) is not the subject, as a debtor, of an insolvency event of the type described in Section 8(e).

    Permitted Country: Each of the following: Australia, Austria, Belgium, Bermuda, Canada, Cayman Islands, Denmark, Finland, France, Germany, Ireland, Israel, Japan, Luxembourg, Portugal, Spain, Sweden, The Netherlands, the United Kingdom or the United States of America (including any state, territory or insular area thereof).

    Permitted Portfolio Investment Liens: (a) Liens imposed by any Governmental Authority for taxes, assessments or charges not yet due or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower in accordance with GAAP; (b) Liens of clearing agencies, broker-dealers and similar Liens incurred in the ordinary course of business, provided that such Liens (i) attach only to the securities (or proceeds) being purchased or sold and (ii) secure only obligations incurred in connection with such purchase or sale, and not any obligation in connection with margin financing; and (c) Liens arising out of judgments or awards that have been in force for less than the applicable period for taking an appeal so long as such judgments or awards do not constitute an Event of Default under clauses (g) or (h) of Section 8.

    Permitted Securitization Liens: Liens granted by the Borrower or any Subsidiary in favor of an SPE Subsidiary (or any assignee thereof) on assets transferred, contributed, or otherwise conveyed by the Borrower or its Subsidiaries to such SPE Subsidiary in connection with a Securitization Transaction, to the extent such Liens are created pursuant to agreements, instruments or other documents executed concurrently with the closing of such Securitization Transaction.

    Permitted Subordinated Indebtedness: Indebtedness of Borrower that (a) is subordinated to the prior payment and satisfaction of the Obligations pursuant to a Subordination Agreement, (b) does not mature or have any amortization, sinking fund or redemption payments prior to the date six (6) months after the Maturity Date, and (c) is not secured by any Lien on any property of the Borrower or any of its Subsidiaries.

    Permitted Subsidiary Indebtedness: Indebtedness of the Borrower's Subsidiaries in an aggregate amount at any time not to exceed $15,000,000.

    Person: Any individual, corporation, limited liability company, association, joint venture, partnership, trust, company, Governmental Authority or other entity.

    Portfolio Investment: Any Investment held by the Borrower or any of its Subsidiaries in its asset portfolio.

    Prime Rate: A variable rate of interest per annum equal to the rate of interest from time to time published by the Board of Governors of the Federal Reserve System in Federal Reserve statistical release H.15(519) entitled "Selected Interest Rates" (or any comparable successor publication) as the Bank prime loan rate (or its equivalent). Any change in such Prime Rate shall take effect as of the date that such changed rate is published. In the event that the Board of Governors of the Federal Reserve System ceases to publish a Bank prime loan rate or equivalent, then the term "Prime Rate" shall mean a variable rate of interest per annum equal to the annual rate of interest determined from time to time by the Agent as its "prime rate" for commercial borrowings by its customers or the similar prime rate or reference rate for commercial borrowings announced by any of its successors. Any change in the Prime Rate announced by the Agent, or any of its successors, shall take effect as of the opening of business of such institution on the Business Day after notice thereof has been provided to Borrower. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer.

    Prime Rate Loans: Loans bearing interest calculated by reference to the Prime Rate.

    Private Placement Debt: The senior, unsecured Indebtedness of Borrower issued pursuant to (i) that certain Note Purchase Agreement executed by Borrower on October 11, 2005 (as such agreement may be amended and otherwise modified or increased from time to time to the extent permitted herein), and (ii) that certain Note Purchase Agreement executed by Borrower on October 3, 2007 (as such agreement may be amended and otherwise modified or increased from time to time to the extent permitted herein).

    Regulations U and X: Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

    Related Parties: With respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

    Required Lenders: As of any date, Lenders having at least 51% of the aggregate amount of the Commitments, or if the Commitments have been terminated or reduced to zero, Lenders holding at least 51% of the principal amount of the Obligations.

    Requirement of Law: In respect of any Person, any law, treaty, rule, regulation or determination of an arbitrator, court, or other Governmental Authority, in each case applicable to or binding upon such Person or affecting any of such Person's property.

    Revolving Credit Availability Period: The period commencing with the Closing Date and ending on May 29, 2009, as such period may be extended from time to time in the sole and absolute discretion of Lenders; provided that if the last day of Revolving Credit Availability Period then in effect is not a Business Day, then the last date of the Revolving Credit Availability Period shall be the Business Day immediately preceding such last day.

    Revolving Credit Exposure: With respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Loans plus such Lender's Swingline Exposure plus the amount of such Lender's participation obligations in respect of Letter of Credit Outstandings.

    SEC: The Securities & Exchange Commission of the United States, or any successor thereto.

    Securitization Transaction: Any transaction, including any asset-backed commercial paper transaction, collateralized loan or collateralized debt obligation transaction or warehouse or structured loan transaction, pursuant to which assets of Borrower or any of its Subsidiaries are the subject of a True Sale Transfer.

    Senior Unsecured Debt: The Private Placement Debt and any other unsecured Indebtedness of Borrower that is not in any manner subordinated in right of payment or security in any respect to the Indebtedness of Borrower under this Credit Agreement.

    Solutions Capital: Solutions Capital I, LP, a Delaware limited partnership that is licensed as a Small Business Investment Company.

    SPE Subsidiary: A direct or indirect Subsidiary of the Borrower to which Borrower or any other Subsidiary sells, transfers, contributes or otherwise conveys (whether directly or indirectly) assets in connection with a Securitization Transaction. Any Subsidiary of an SPE Subsidiary shall be deemed an SPE Subsidiary for the purposes of this Agreement.

    Special Equity Investment Lien: A Lien on an Equity Investment granted in favor of creditors of the issuer of such Investment; provided that (a) such Lien was created to secure Indebtedness owing by such issuer to such creditors, and (b) such Indebtedness was (i) in existence at the time the Borrower or the respective Subsidiary acquired such Investment, (ii) incurred or assumed by such issuer substantially contemporaneously with such acquisition, or (iii) was incurred in connection with the refinancing of Indebtedness (including any increases of such Indebtedness) set forth in clauses (b)(i) and (b)(ii) of this definition..

    Standard & Poor's: Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

    Stated Amount: At any time, the maximum amount available to be drawn under any Letter of Credit (regardless of whether any conditions for drawing could then be met).

    Subordination Agreement: (a) An agreement (in form and substance satisfactory to the Agent) among Borrower, a subordinating creditor of Borrower and the Agent, on behalf of the Lenders, pursuant to which (i) the Subordinated Indebtedness is subordinated to the prior payment and satisfaction of the Obligations and (ii) the subordinating creditor agrees not to require, accept or maintain any Lien(s) on any assets of the Borrower and its Subsidiaries, and (b) any note, indenture, note purchase agreement or similar instrument or agreement, pursuant to which the Indebtedness evidenced thereby or issued thereunder is subordinated to the Obligations by the express terms of such note, indenture, note purchase agreement or similar instrument or agreement, in each case in form and substance satisfactory to the Agent.

    Subsidiary: In respect of any Person, any business entity of which the designated parent of such person or entity at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding equity ownership interests having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency; provided, that for the purposes of this Credit Agreement, "Subsidiary" with respect to the Borrower shall not include any Portfolio Investment. A Person which is not a Consolidated Subsidiary shall not be deemed to be a Subsidiary as a result of the Borrower or a Subsidiary controlling more than fifty percent (50%) of the outstanding equity ownership interests having voting power of such Person, if all or a substantial portion of such Person's assets are equity or debt Investments, and the Borrower's or its Subsidiary's control of such entity is to facilitate management of such Investments by the Borrower or such Subsidiary.

    Swingline Commitment: The commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time outstanding not to exceed $25,000,000.

    Swingline Exposure: At any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be the principal amount of the Swingline Loans in which such Lender is legally obligated either to make a Prime Rate Loan or to purchase a participation in accordance with Section 2.3, which shall equal such Lender's ratable share of all outstanding Swingline Loans.

    Swingline Lender: SunTrust, in its capacity as lender of Swingline Loans hereunder, and its successors in such capacity as provided in Section 2.3.

    Swingline Loan: A Loan made pursuant to Section 2.3.1.

    Swingline Loan Request: As defined in Section 2.3.2.

    Swingline Rate: A rate of two and three-quarters percent (2.75%) per annum above the Daily LIBOR Rate.

    Taxes: Any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Requirement of Law.

    TTM Cash Net Investment Income: As measured as of any date of determination for the applicable period for Borrower and its Consolidated Subsidiaries on a consolidated basis, (a) net operating income for such period (for avoidance of doubt, as determined before any gains and losses), less (b) to the extent included in net operating income for such period, all "payment in kind" (PIK) interest and dividends that are accrued by but not paid to Borrower during such period with respect to any Investment of Borrower or its Consolidated Subsidiaries, less (c) to the extent included in net operating income for such period, all interest receivable converted to "payment in kind" (PIK) interest during such period with respect to any Investment of Borrower or its Consolidated Subsidiaries, plus (d) to the extent not included in net operating income for such period, all "payment in kind" (PIK) interest and dividends that are paid to Borrower during such period with respect to any Investment of Borrower or its Consolidated Subsidiaries, plus (e) to the extent deducted in calculating net operating income for such period, all non-cash "amortization of employee restricted stock awards" expense for such period; in each instance as measured for the twelve consecutive trailing calendar months most recently ended and as determined in accordance with GAAP.

    True Sale Transfer: A transfer, conveyance or contribution on a legal (other than tax) "true sale" basis to a bankruptcy-remote special purpose vehicle that is a direct or indirect Subsidiary of Borrower.

    Undisclosed Affiliate: At any time and with respect to any Affiliate of Borrower, any Person (a) that beneficially owns or holds, directly or indirectly, 10% or more of any class of voting or equity interests of the Borrower or (b) is an Affiliate of any such Person; provided that, at such time, (1) in the case of clause (a), such Person shall not have given notice to the Borrower of its 10% or greater holding in the Borrower and, in the case of clause (b), such Affiliate of such Person shall not have given the Borrower notice of its affiliation to the Borrower and (2) the Borrower shall not otherwise have knowledge of such holding or affiliation to the Borrower.

    Unpaid Drawings: The aggregate principal amount drawn under the Letters of Credit and paid by the Issuing Bank with respect to which the Borrower has not reimbursed the Issuing Bank.

    Unsecured Debt: As measured as of any date of determination, the aggregate unpaid principal amount of all Indebtedness of Borrower and its Subsidiaries other than (a) Indebtedness of Borrower or any Subsidiary secured by any Lien and (b) Permitted Subordinated Indebtedness; provided, that for purposes of this definition the principal amount of any Indebtedness secured by a Lien the holder or holders of which Indebtedness have unsecured recourse to any unencumbered Cash or Eligible Investments shall be deemed to be Unsecured Debt to the extent that the amount of such Indebtedness exceeds the collateral value of the assets (as shown on the most recent balance sheet delivered to the Agent) subject to such Lien. For the purposes of this definition, the term Subsidiaries shall not include any SPE Subsidiary or Solutions Capital or any of their respective Subsidiaries.

    Wholly-Owned Subsidiary: Any Subsidiary, one hundred percent (100%) of all of the equity interests (except directors' or similar qualifying shares) and voting interests of which are owned by any one or more of Borrower and Borrower's other Wholly-Owned Subsidiaries at such time.

    Rules of Interpretation.

        A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Credit Agreement.

        The singular includes the plural, and the plural includes the singular.

        A reference to any law includes any amendment or modification to such law.

        A reference to any Person includes its permitted successors and permitted assigns.

        Any accounting term not otherwise defined herein with respect to the Borrower has the meaning assigned to it by GAAP applicable to a business development company (as such term is defined in the ICA 1940), applied on a consistent basis.

        Any phrase containing or list preceded by the words "include", "includes", "including", "among other", "among other things" or other words or phrases of similar import is not limiting and is to be interpreted to mean such "without limitation" (whether or not such additional phrase is actually added). In other words, such words and phrases connote an illustrative example or list rather than an exclusive example or list.

        Reference to a particular "Section" or to the "preamble" refers to that section or to the preamble, as the case may be, of this Credit Agreement unless otherwise indicated.

        The words "herein", "hereof", "hereunder" and words of like import shall refer to this Credit Agreement as a whole and not to any particular section or subdivision of this Credit Agreement.

        Unless otherwise expressly indicated, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including," the words "to" and "until" each mean "to but excluding," and the word "through" means "to and including."

        This Credit Agreement and the other Loan Documents are the result of negotiation among, and have been reviewed by counsel to, among others, the Agent and Borrower and are the product of discussions and negotiations among all parties.

        The captions in this Credit Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

        A reference to "material" as a qualifier with respect to or in connection with any occurrence, event or condition applicable to or right, agreement or property of Borrower means material to Borrower and its Subsidiaries taken as a whole.

  REVOLVING CREDIT FACILITY.

    Amounts Available for Borrowing.

        Upon the terms and subject to the conditions of this Credit Agreement, from time to time during the Revolving Credit Availability Period, Borrower may request and each Lender shall advance to Borrower Loans hereunder in available funds, denominated in Dollars, by following the procedures for requesting Loans set forth in this Section 2.1, provided that (i) no Lender's Revolving Credit Exposure (after giving effect to all amounts requested) shall at any time exceed such Lender's Commitment in effect at such time, and (ii) the aggregate Revolving Credit Exposure of all Lenders (after giving effect to all amounts requested) shall not at any time exceed the Maximum Aggregate Available Amount in effect at such time.

        To request the advance of a Loan hereunder, Borrower shall notify Agent in writing in the form of Exhibit A hereto (or telephonic notice promptly confirmed in writing with such form) of each Loan requested hereunder (a "Loan Request") (i) no later than 12:00 noon, New York time, on the proposed Drawdown Date of any Prime Rate Loan or Federal Funds Rate Loan and (ii) no later than 11:00 am, New York time, on the date that is three (3) Eurodollar Business Days prior to the proposed Drawdown Date for any LIBOR Loan. Each such Loan Request shall specify (A) the principal amount of the Loan requested, (B) the proposed Drawdown Date (which shall be a Business Day) of such Loan, and (C) whether such Loan shall be a Prime Rate Loan, Federal Funds Rate Loan or a LIBOR Loan (and, if the requested Loan is a LIBOR Loan, the initial Interest Period for such Loan). Each such Loan Request shall be irrevocable and binding on Borrower and shall obligate Borrower to accept the Loan requested from Lenders on the proposed Drawdown Date. Agent will transmit by telecopy a copy of each Loan Request (or the information contained in the Loan Request) to each Lender promptly upon receipt by Agent, specifying therein each Lender's ratable portion of the requested Loan. Notwithstanding anything to the contrary contained herein, subject to the provisions of this Section 2.1 and so long as no Event of Default is continuing, Borrower may make Loan Requests for additional Loans prior to the repayment of any previously outstanding Loans, and the proceeds of such additional Loans may be for any permitted purpose, including the repayment (or refinancing) of Loans previously made. Each Loan Request for a Prime Rate Loan shall be in a minimum aggregate amount of $100,000, each Loan Request for a LIBOR Loan shall be in a minimum aggregate amount of $250,000 and each Loan Request for a Federal Funds Rate Loan shall be in a minimum aggregate amount of $4,000,000.00. The Borrower may not request a LIBOR Loan if any Event of Default has occurred and is continuing. There shall not be more than three (3) outstanding Loans that are LIBOR Loans at any time. Notwithstanding anything else to the contrary set forth herein, the Borrower shall not be entitled to request more than five (5) Federal Funds Rate Loans per calendar month, and may not request that any Federal Funds Rate Loan which is outstanding as of any date be continued as a Federal Funds Rate Loan.

        The obligation of Borrower to repay to each Lender the principal of the Loans and interest accrued thereon, at the request of such Lender, may be evidenced by one or more promissory notes (collectively, the "Notes") in a stated aggregate principal amount not to exceed such Lender's Commitment, executed and delivered by Borrower and payable to the order of such Lender, in form and substance substantially similar to Exhibit E hereto or otherwise reasonably satisfactory to such Lender and Borrower. Upon receipt of an affidavit of an officer of any Lender as to the loss, theft, destruction or mutilation of any Note or any other Loan Document which is not of public record and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of such Note or other Loan Document, Borrower will issue, in lieu thereof, a replacement note (in the same principal amount and otherwise of like tenor) or other Loan Documents.

        No later than 4:00 p.m., New York time, on the date specified in the Loan Request, each Lender will make available to Agent, in immediately available funds, the portion of the Loan to be made by such Lender. With respect to all such Loans, unless Agent shall have been notified by any Lender prior to the specified date of borrowing that such Lender does not intend to make available to Agent the Loan to be made by such Lender on such date, Agent may assume that such Lender will make the proceeds of the Loan available to Agent on the date of the requested borrowing, and in reliance upon such assumption, Agent may, but shall not be obligated to, make available to Borrower the amount of the Loan to be provided by such Lender. Subject to satisfaction of the applicable conditions precedent, Agent shall make the proceeds of such borrowing available to Borrower no later than 4:00 p.m. on the date and at the account specified by Borrower in its Loan Request.

        Unless the Agent shall have been notified by any Lender prior to 4:00 p.m., New York time, on the date of a Loan in which such Lender is to participate that such Lender will not make available to the Agent such Lender's share of such Loan, the Agent may assume that such Lender has made such amount available to the Agent on such date, and the Agent, in reliance on such assumption, may make available to the Borrower on such date a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of such Loan, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate until the second Business Day after such demand and thereafter at the Prime Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for such Loan. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its pro rata share of any Loan hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

    Conversion Options.

      Conversion to Different Type of Revolving Credit Loan. Borrower from time to time at the end of the then-current Interest Period for such Loan may elect to convert any outstanding Loan from a Prime Rate Loan or Federal Funds Rate Loan to a LIBOR Loan or from a LIBOR Loan to a Prime Rate Loan or Federal Funds Rate Loan by giving notice thereof to Agent in the form of Exhibit B hereto (a "Conversion Request") indicating the relevant Loan and the amount thereof that is to be so converted, provided that (i) with respect to any such conversion of a Prime Rate Loan or Federal Funds Rate Loan to a LIBOR Loan, Borrower shall give Agent at least three (3) Eurodollar Business Days prior written notice of such election and shall specify the initial Interest Period that is to be applicable with respect thereto, and (ii) no Loan may be converted into a LIBOR Loan (without Required Lenders' prior consent) while any Event of Default is continuing, and (iii) no Interest Period shall extend beyond the Maturity Date. Agent will transmit by telecopy or electronic messaging system a copy of each Conversion Request (or the information contained in such Conversion Request) to each Lender promptly upon receipt by Agent. All or any part of the outstanding Loans may be converted as provided herein, provided that partial conversions of Prime Rate Loans to LIBOR Loans shall be in an aggregate principal amount of at least $250,000, partial conversions of LIBOR Loans to Prime Rate Loans shall be in an aggregate principal amount of at least $100,000, and partial conversions of either Prime Rate Loans or LIBOR Loans to Federal Funds Rate Loan shall be in an aggregate principal amount of $4,000,000.00. Each Conversion Request relating to the conversion of a Loan to a LIBOR Loan shall be irrevocable by Borrower.

      Continuation of Type of Loan; Limitation of Federal Funds Rate Loans.

        Any Prime Rate Loan or LIBOR Loan may be continued as such upon the expiration or termination of an Interest Period with respect thereto by compliance by Borrower with the provisions contained in Section 2.2.1; provided that no LIBOR Loan may be continued as such when any Event of Default is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any such Event of Default and shall remain a Prime Rate Loan even if such Event of Default shall be cured until the end of the then-current Interest Period. If Borrower fails to provide any such notice with respect to the continuation or conversion of any Loan as such, then (A) any such LIBOR Loan shall be automatically continued as a LIBOR Loan on the last day of the then-current Interest Period relating thereto for an Interest Period of the same duration as the Interest Period ending on such last day, provided that, if such a continuation would result in an Interest Period that would extend beyond the Maturity Date, then such LIBOR Loan shall automatically be converted to a LIBOR Loan for the longest permitted Interest Period that does not extend beyond the Maturity Date for such LIBOR Loan (or, if no such Interest Period exists, then to a Prime Rate Loan) on such last day, and (B) any such Prime Rate Loan shall be automatically continued as a Prime Rate Loan. No continuation referred to in this Section 2.2.2(a) shall extend the Maturity Date.

        Any Federal Funds Rate Loan may be continued as a Prime Rate Loan or a LIBOR Loan upon the expiration or termination of an Interest Period with respect thereto by compliance by Borrower with the provisions contained in Section 2.2.1; provided that no Federal Funds Rate Loan may be continued as such when any Event of Default is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any such Event of Default and shall remain a Prime Rate Loan even if such Event of Default shall be cured until the end of the then-current Interest Period. If Borrower fails to provide any such notice with respect to the continuation or conversion of Federal Funds Rate Loan, then any such Federal Funds Rate Loan shall be automatically continued as a Prime Rate Loan. No continuation referred to in this Section 2.2.2(b) shall extend the Maturity Date.

        This Section shall not apply to Swingline Loans, which may not be converted or continued.

      LIBOR Loans. Any conversion to or from any LIBOR Loan and any continuation of any LIBOR Loan shall be in such amounts and shall be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Loans having the same Interest Period shall not be less than $250,000.

    Swingline Loans.

      Agreement to Make Swingline Loans. Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower, from time to time during the Revolving Credit Availability Period, in an aggregate principal amount outstanding at any time not to exceed the lesser of (i) the Swingline Commitment then in effect and (ii) the difference between the Maximum Aggregate Available Amount and the aggregate Revolving Credit Exposures of all Lenders as of such time; provided, that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. The Borrower shall be entitled to borrow, repay and reborrow Swingline Loans in accordance with the terms and conditions of this Credit Agreement.

      Notice of Swingline Loans by the Borrower. The Borrower shall give the Agent written notice (or telephonic notice promptly confirmed in writing) of each Swingline Loan substantially in the form of Exhibit C attached hereto ("Swingline Loan Request") prior to 2:00 p.m. (New York time) on the requested date of each Swingline Loan. Each Swingline Loan Request shall be irrevocable and shall specify: (i) the principal amount of such Swingline Loan, (ii) the date of such Swingline Loan (which shall be a Business Day) and (iii) the account of the Borrower to which the proceeds of such Swingline Loan should be credited. The Agent will promptly advise the Swingline Lender of each Swingline Loan Request. Each Swingline Loan shall bear interest at the Swingline Rate. The aggregate principal amount of each Swingline Loan shall be not less than $100,000 or a larger multiple of $50,000, or such other minimum amounts agreed to by the Swingline Lender and the Borrower. The Swingline Lender will make the proceeds of each Swingline Loan available to the Borrower in Dollars in immediately available funds at the account specified by the Borrower in the applicable Swingline Loan Request not later than 3:00 p.m. (New York time) on the requested date of such Swingline Loan.

      Reimbursement by Lenders. The Swingline Lender, at any time and from time to time in its sole discretion, may, on behalf of the Borrower (which hereby irrevocably authorizes and directs the Swingline Lender to act on its behalf), give a Loan Request to the Agent requesting the Lenders (including the Swingline Lender) to make Prime Rate Loans in an amount equal to the unpaid principal amount of any Swingline Loan. Each Lender will make the proceeds of its Prime Rate Loan included in such borrowing available to the Agent for the account of the Swingline Lender in accordance with Section 2.1(d), which will be used solely for the repayment of such Swingline Loan.

      Participations in Swingline Loans. If for any reason a Prime Rate Loan may not be (as determined in the sole discretion of the Agent), or is not, made in accordance with the foregoing provisions, then each Lender (other than the Swingline Lender) shall purchase an undivided participating interest in such Swingline Loan in an amount equal to its ratable share thereof (based on such Lender's Commitment) on the date that such Prime Rate Loan should have occurred. On the date of such required purchase, each Lender shall promptly transfer, in immediately available funds, the amount of its participating interest to the Agent for the account of the Swingline Lender. Such Swingline Loan shall automatically become a Prime Rate Loan on the effective date of any such participation, shall bear interest at the rate applicable to Prime Rate Loans hereunder and interest shall become payable on demand.

      Obligations Absolute. Each Lender's obligation to make a Prime Rate Loan pursuant to Section 2.3.3 or to purchase the participating interests pursuant to Section 2.3.4 shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Lender or any other Person may have or claim against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (ii) the existence of a Default or an Event of Default or the termination of any Lender's Commitment, (iii) the existence (or alleged existence) of any event or condition which has had or could reasonably be expected to have a Materially Adverse Effect, (iv) any breach of this Credit Agreement or any other Loan Document by the Borrower, the Agent or any Lender or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Lender, together with accrued interest thereon for each day from the date of demand thereof (i) at the Federal Funds Rate until the second Business Day after such demand and (ii) at the Prime Rate at all times thereafter. Until such time as such Lender makes its required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of the unpaid participation for all purposes of the Loan Documents. In addition, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans and any other amounts due to it hereunder, to the Swingline Lender to fund the amount of such Lender's participation interest in such Swingline Loans that such Lender failed to fund pursuant to this Section 2.3, until such amount has been purchased in full.

    Interest.

      In General. So long as no Event of Default has occurred and is continuing, (i) each Loan that is a LIBOR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of two and three-quarters percent (2.75%) per annum above the LIBOR Rate determined for such Interest Period, (ii) each Loan that is a Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate of one and one-quarter of one percent (1.25%) per annum above the Prime Rate, (iii) each Loan that is a Federal Funds Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at a rate per annum equal to the Federal Funds Rate Margin plus the Federal Funds Rate and (iv) each Loan that is a Swingline Loan shall bear interest at the Swingline Rate. Borrower promises to pay interest on the Loans or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period.

      Default Interest. Any payment of principal or (to the extent permitted by applicable law) interest on the Loans (including the Swingline Loans) that is past due by more than five (5) Business Days, at the election of the Required Lenders and upon notification thereof to Borrower, shall bear interest (payable on demand in respect of overdue amounts) at a rate that is equal two percent (2.0%) per annum in excess of the rate of interest then in effect pursuant to Section 2.4.1 with respect to each then-outstanding Loan until such amount is paid in full in immediately available funds.

      Interest Rate Limitation. If, at any time, the rate of interest, together with all amounts that constitute interest and that are reserved, charged or taken by Lender as compensation for fees, services or expenses incidental to the making, negotiating or collection of the Loans evidenced hereby shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest permitted to be charged to Borrower under applicable law, then, during such time as such rate of interest would be deemed excessive, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest so permitted shall be deemed a voluntary prepayment of principal; provided, however, that if there is a change in the law that results in a higher permissible rate of interest, then this Credit Agreement and the other Loan Documents shall be governed by such new law as of its effective date.

    Repayment.

      Repayment at Maturity and Other Mandatory Repayments.

        Borrower hereby agrees to pay Agent and Lenders, on the Maturity Date, all outstanding Obligations hereunder, including the entire unpaid principal of and accrued but unpaid interest on and applicable fees with respect to, the Loans advanced to Borrower hereunder pursuant to Section 2.1.

        Borrower hereby agrees to pay Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of (i) the date that is three (3) Eurodollar Business Days following the applicable Drawdown Date and (ii) the Maturity Date.

        If at any time the outstanding principal amount of the Loans shall exceed the Maximum Aggregate Available Amount at such time, then Borrower shall immediately pay to Agent for the ratable benefit of Lenders and application to the Loans the amount of such excess, plus all accrued interest thereon (in each case ratably in accordance with the respective interests of Lenders therein).

      Optional Repayment; Notice; Reborrowing; Etc. Borrower may elect to prepay the outstanding principal of all or any part of any Loan, without premium or penalty, in a minimum amount of $250,000 with respect to prepayment of any LIBOR Loan and in a minimum amount of $100,000 with respect to prepayment of any Federal Funds Rate Loan or Prime Rate Loan, provided that any full or partial prepayment of the outstanding amount of any LIBOR Loans made on any date other than the last day of the Interest Period relating thereto shall be subject to Section 3.5. Borrower shall give Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) prior written notice of any proposed prepayment of any Loan pursuant to this Section 2.5.2, which notice shall be given no later than 12:00 noon New York time at least three (3) Eurodollar Business Days prior to any proposed prepayment of any LIBOR Loan and at least one (1) Business Day prior to any proposed prepayment of any Federal Funds Rate Loan or Prime Rate Loan. Each such notice shall specify the proposed date of such prepayment and the amount to be prepaid. Agent will provide such notice to Lenders promptly upon its receipt thereof. Borrower shall be entitled to reborrow such amounts at any time and from time to time during the Revolving Credit Availability Period upon the terms and subject to the conditions of this Credit Agreement. Each repayment or prepayment of principal of any Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.

      Reduction or Termination of Maximum Aggregate Available Amount. At any time and from time to time, Borrower may elect to reduce the Maximum Aggregate Available Amount by a minimum principal amount of $1,000,000 or an integral multiple thereof, and/or Borrower may elect to terminate the Maximum Aggregate Available Amount (thereby terminating its right to request further advances of Loans hereunder), in each case upon written notice to Agent given by 12:00 noon, New York time, at least one (1) Business Day prior to the date of such reduction or termination; provided, however, that, without the prior consent of the Agent and each Lender, Borrower shall not be entitled to reinstate the Maximum Aggregate Available Amount following such reduction or termination. Reductions of the Maximum Aggregate Available Amount shall reduce, pro rata, the respective Commitments of Lenders. Any reduction in the Maximum Aggregate Available Amount below the sum of the principal amount of the Swingline Commitment and the Letter of Credit Sublimit shall result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the Swingline Commitment and the Letter of Credit Sublimit.

    Fees.

      Agent Fees. Borrower shall pay to Agent such fees payable in the amounts and at the times separately agreed upon between the Borrower and the Agent.

      Commitment Fee. Borrower shall pay to Agent for the account of Lenders a commitment fee at the rate of twenty-five basis points (0.25%) per annum on the average daily unutilized portion of the Maximum Aggregate Available Amount (the "Commitment Fee"), which Commitment Fee shall be payable quarterly in arrears on the first calendar day of each January, April, July and October (and within 10 Business Days after receiving an invoice therefor with respect to such periods from Agent detailing the calculation thereof for the applicable quarterly period). The outstanding Swingline Exposure shall be disregarded for purposes of calculating the Commitment Fee.

      Letter of Credit Fees. Borrower shall pay (a) to the Agent for the account of Lenders a letter of credit fee (the "Letter of Credit Fee") at the rate of two and three-quarters percent (2.75%) per annum, calculated on the average daily Stated Amount of Letters of Credit outstanding hereunder, and (b) to the Issuing Bank a fronting fee (the "Fronting Fee"), which shall accrue at the rate of 0.125% per annum on the average daily Stated Amount of Letters of Credit, as well as the Issuing Bank's standard fees with respect to the issuance, amendment renewal or extension of any Letter of Credit or processing of drawings thereunder. The Letter of Credit Fee and Fronting Fee shall be payable quarterly in arrears on the first calendar day of each January, April, July and October (and within 10 Business Days after receiving an invoice therefor with respect to such periods from Issuing Bank detailing the calculation thereof for the applicable quarterly period). Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 Business Days after demand

    Letters of Credit.

        Upon the terms and conditions of this Credit Agreement, from time to time during the Revolving Credit Availability Period, Borrower may request the Issuing Bank to issue a Letter of Credit for the account of the Borrower, denominated in Dollars, and Issuing Bank hereby agrees to issue each Letter of Credit so requested, provided that after giving effect to the issuance thereof, the Letter of Credit Outstandings do not exceed the Letter of Credit Sublimit. Notwithstanding anything else to the contrary set forth herein, the Issuing Bank shall not be required to issue any Letter of Credit if at the time of such issuance, (i) it has not received a duly completed Letter of Credit Request, (ii) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit or any requirement of law applicable to the Issuing Bank or any Lender or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank or any Lender with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Lender is not otherwise compensated), or (iii) after giving effect to the issuance thereof, the aggregate Revolving Credit Exposure of all Lenders would exceed the Maximum Aggregate Available Amount.

        Each Letter of Credit issued by the Issuing Bank pursuant to this Credit Agreement shall have an expiration date no later than the Maturity Date. Notwithstanding the foregoing, if the Borrower requests that a Letter of Credit be issued with an expiration date which is later than the Maturity Date (any such Letter of Credit, a "Long-Dated Letter of Credit"), such Long-Dated Letter of Credit may be issued by the Issuing Bank hereunder if the Issuing Bank and each Lender expressly consent to the issuance thereof. The Borrower hereby agrees that if the expiration date of any Letter of Credit falls on or after the Maturity Date, the Borrower shall remit to the Issuing Bank, no less than five (5) Business Days prior to the Maturity Date, an amount in cash equal to the Letter of Credit Outstandings from time to time from and after such Maturity Date. Such amounts shall be held by the Agent as security for Borrower's reimbursement obligations in respect of such Letter of Credit Obligations. The Borrower and Agent shall enter into such documentation as is necessary and appropriate to give effect to the posting of such collateral and the grant to Agent for the benefit of the Issuing Bank and the Lenders of a first perfected security interest therein, and the terms and conditions of this Credit Agreement shall remain in full force and effect with respect to such Letter of Credit Obligations for so long as such Letter of Credit Outstandings remain outstanding.

        Whenever the Borrower desires that a Letter of Credit be issued (including, without limitation, any Long-Dated Letters of Credit), the Borrower shall give the Issuing Bank written notice (including by way of facsimile transmission, immediately confirmed in writing by submission of the original of such request by mail to the Issuing Bank) thereof prior to 12:00 noon (New York time) at least five (5) Business Days prior to the proposed date of issuance (which shall be a Business Day), which written notice shall be in the form of Exhibit D (each, a "Letter of Credit Request"). The making of each Letter of Credit Request shall be deemed to be a representation and warranty by the Borrower that such Letter of Credit may be issued in accordance with, and it will not violate the requirements applicable to the Borrower and/or Letters of Credit pursuant to this Credit Agreement.

        Upon its issuance of, or amendment to, any Letter of Credit, the Issuing Bank shall promptly notify the Agent of such issuance or amendment, which notice shall include a summary description of the Letter(s) of Credit actually issued and any amendments thereto. The Agent shall provide such information to the Lenders on a summary basis as of the end of each Fiscal Quarter.

        Prior to the occurrence and continuance of an Event of Default, any amounts drawn or disbursements made by the Issuing Bank under a Letter of Credit shall constitute, without the requirement of any further action on the part of the Borrower, the making of a Prime Rate Loan by the Lenders pursuant to Section 2.1(b) hereof. Accordingly, upon delivery to any Lender by Agent of notice of the deemed advance of such Prime Rate Loan, the Lenders hereby agree to remit to the Issuing Bank their respective pro rata shares of such Prime Rate Loan. Until such time as the Issuing Bank shall have received the respective Lenders' pro rata shares of such Prime Rate Loan, the Issuing Bank shall be entitled to receive, for its own account, any interest accrued on the unreimbursed portion of such Prime Rate Loan(s). It is hereby further agreed that with respect to any such Prime Rate Loans and subject to Section 2.2.3, the Borrower shall be deemed to have requested that such Prime Rate Loan be converted to a LIBOR Loan with an Interest Period of one (1) month, effective as of the third (3rd) Eurodollar Business Day after the date on which such Prime Rate Loan was made.

        The Borrower's obligations to reimburse the Issuing Bank with respect to Unpaid Drawings (including, in each case, interest thereon) shall be the primary obligation of the Borrower, absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrower may have or have had against any Lender, the Issuing Bank, the Agent or any beneficiary of the Letter of Credit, including, without limitation, any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit or any non-application or misapplication by the beneficiary of the proceeds of such drawing; provided, however, that the Borrower shall not be obligated to reimburse the Issuing Bank for any wrongful payment made by the Issuing Bank under a Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision). Notwithstanding anything to the contrary set forth herein, any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of the Issuing Bank's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for the Issuing Bank any resulting liability to the Borrower.

        By issuance of each Letter of Credit and without any further action on the part of the Issuing Bank, Agent or Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in each Letter of Credit in an amount equal to such Lender's ratable share of the aggregate Commitments of all Lenders. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of each Letter of Credit is absolute, irrevocable, and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of a Letter of Credit or the occurrence and continuance of a Default or an Event of Default hereunder, or the reduction or termination of the Commitments. In furtherance and not in limitation of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Agent, for the account of the Issuing Bank, such Lender's ratable share of any Unpaid Drawings promptly upon demand therefor by the Agent.

        Subject to the funding by each Lender of its participation as required hereinabove, upon receipt by the Issuing Bank of any payments from the Borrower as payment with respect to the Unpaid Drawings (whether in respect of interest of principal), the Issuing Bank shall remit such proceeds to the Agent for distribution to the Lenders, ratably in accordance with their respective interests therein. Notwithstanding the foregoing, if any Lender is in default of its funding obligations pursuant hereto, such Lender's pro rata share of the proceeds of payments made by the Borrower to reimburse Unpaid Drawings may be applied by the Agent to satisfy such Lender's defaulted payment obligations.

        The Issuing Bank shall provide notice to the Borrower and the Agent whenever a drawing is made under a Letter of Credit.

    Increase of the Commitments.

        Requests for Increase by Borrower. Borrower may, at any time, propose that the aggregate Commitments hereunder be increased (each such proposed increase being a "Commitment Increase") by notice to the Agent specifying each existing Lender (each an "Increasing Lender") and/or each additional lender (each a "New Lender") that shall have agreed to an additional Commitment and the date on which such increase is to be effective (the "Commitment Increase Date"), which shall be a Business Day at least three Business Days after delivery of such notice and 30 days prior to the Maturity Date; provided that:

              the minimum amount of the Commitment of any New Lender, and the minimum amount of the increase of the Commitment of any Increasing Lender, as part of such Commitment Increase shall be $5,000,000 or a larger multiple of $1,000,000 in excess thereof;

              immediately after giving effect to such Commitment Increase, the total Commitments of all of the Lenders hereunder shall not exceed $150,000,000;

              each New Lender shall be consented to by the Agent, such consent not to be unreasonably withheld, conditioned or delayed;

              no Event of Default shall have occurred and be continuing on such Commitment Increase Date or shall result from the proposed Commitment Increase; and

              the representations and warranties contained in this Credit Agreement shall be true and correct in all material respects on and as of the Commitment Increase Date as if made on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

        Effectiveness of Commitment Increase by Borrower. Each New Lender, if any, shall become a Lender hereunder as of such Commitment Increase Date and the Commitment of any Increasing Lender and such New Lender shall be increased as of such Commitment Increase Date; provided that:

              the Agent shall have received on or prior to 11:00 a.m., New York time, on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Agent) a certificate of a duly authorized officer of Borrower stating that each of the applicable conditions to such Commitment Increase set forth in the foregoing clause (a) has been satisfied; and

              each New Lender or Increasing Lender shall have delivered to the Agent, on or prior to 11:00 a.m., New York time on such Commitment Increase Date (or on or prior to a time on an earlier date specified by the Agent), an agreement, in form and substance satisfactory to Borrower and the Agent, pursuant to which such Lender shall, effective as of such Commitment Increase Date, undertake a Commitment or an increase of Commitment, duly executed by such New Lender or Increasing Lender and the Borrower and acknowledged by the Agent.

        Promptly following satisfaction of such conditions, the Agent shall notify the Lenders (including any New Lenders) thereof and of the occurrence of the Commitment Increase Date by facsimile transmission or electronic messaging system.

        Recordation into Register. Upon its receipt of an agreement referred to in clause (b)(ii) above executed by an New Lender or any Increasing Lender, together with the certificate referred to in clause (b)(i) above, the Agent shall, if such agreement has been completed, (x) accept such agreement, (y) record the information contained therein in the Register and (z) give prompt notice thereof to Borrower.

        Adjustments of Borrowings upon Effectiveness of Increase. Upon any increase in the aggregate amount of the Commitments pursuant to this Section 2.8 that is not pro rata among all Lenders, (i) within five (5) Business Days, in the case of any Prime Rate Loans or Federal Funds Rate Loans then outstanding, and at the end of the then current Interest Period with respect thereto, in the case of any LIBOR Loans then outstanding, the Borrower shall prepay such Loans in their entirety and, to the extent the Borrower elects to do so and subject to the conditions specified in Section 6.2(b), the Borrower shall reborrow Loans from the Lenders in proportion to their respective Commitments after giving effect to such increase, until such time as all outstanding Loans are held by the Lenders in proportion to their respective Commitments after giving effect to such increase and (ii) effective upon such increase, the amount of the participations held by each Lender in each Letter of Credit then outstanding shall be adjusted automatically such that, after giving effect to such adjustments, the Lenders shall hold participations in each such Letter of Credit in proportion to their respective Commitments.

  CHANGES IN CIRCUMSTANCES, ETC.

    Inability to Determine LIBOR.

    If, prior to the commencement of any Interest Period relating to any LIBOR Loan, Agent shall reasonably determine that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Loan during any Interest Period, then Agent shall forthwith give written notice of such determination to Borrower. In such event (i) any Loan Request or Conversion Request with respect to any LIBOR Loan shall be automatically withdrawn and shall be deemed a request for a Prime Rate Loan, (ii) each LIBOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Loan, and (iii) the obligation of each such Lender to make additional LIBOR Loans shall be suspended until the circumstances giving rise to such suspension no longer exist, whereupon such Lender shall so notify Borrower through Agent.

    Illegality.

    Notwithstanding any other provisions herein, if any future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful for any Lender to make or maintain LIBOR Loans, then such Lender shall forthwith give notice of such circumstances to Agent and Borrower and thereupon (i) the commitment of such Lender to make additional LIBOR Loans or convert Prime Rate Loans or Federal Funds Rate Loans to LIBOR Loans shall forthwith be suspended and (ii) the Loans then outstanding as LIBOR Loans, if any, shall be converted automatically to Prime Rate Loans or Federal Funds Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law.

    Change in Circumstances.

    If, on or after the date hereof, any Lender determines that (i) the adoption of, or any change in, any applicable law, regulation, treaty or directive or the interpretation or application thereof (whether or not having the force of law), or (ii) compliance by such Lender with any newly adopted or change in any applicable regulatory guideline or directive (whether or not having the force of law), (A) shall subject such Lender to any tax, duty or other charge with respect to any Loan (including participations in any Swingline Loans), any Note, any Letter of Credit or Unpaid Drawing or shall change the basis of taxation of payments to such Lender of the principal of or interest on, any Loans (including participations in any Swingline Loans) or Unpaid Drawings or in respect of any other amounts due under this Credit Agreement (other than with respect to taxes based upon such Lender's net income), or (B) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including any such requirements imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any LIBOR Loan any such requirement included in an applicable Eurocurrency Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, such Lender, or shall impose on such Lender or the London interbank market any other condition affecting the Loans or the Notes, any Letter of Credit or Unpaid Drawing, and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any LIBOR Loan or Unpaid Drawing, or issuing any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender under this Credit Agreement or under the Notes, with respect to any LIBOR Loan, Letter of Credit or Unpaid Drawing, or to require such Lender to make any payment or to forego any interest or other sum payable hereunder with respect to any LIBOR Loan, Letter of Credit or Unpaid Drawing by an amount reasonably deemed by such Lender to be material, then, upon written demand by such Lender with a statement delivered to Borrower and Agent, setting forth the amount and calculation thereof in reasonable detail, Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction.

    Certificate.

    A certificate setting forth any additional amounts payable pursuant to Section 3.3 and a brief explanation of such amounts that are due, submitted by such Lender to Borrower and Agent, shall be presumed correct, absent manifest error, that such amounts are owed. All additional amounts payable pursuant to Section 3.3 shall be due and payable fifteen (15) Business Days after receipt by Borrower of such certificate.

    Indemnity.

    Borrower agrees to indemnify and hold each Lender harmless from and against any actual, direct cost or expense (excluding loss of anticipated profits or yield) that such Lender may sustain as a consequence of (a) Borrower's failure to pay the principal amount of any LIBOR Loan as and when due or the payment of any LIBOR Loan on a date that is not the last day of the Interest Period applicable thereto, (b) default by Borrower in making a borrowing or conversion after Borrower has given (or is deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with Section 2.1(b) or Section 2.2.1, or (c) the making of any payment of a LIBOR Loan or the making of any conversion of any such LIBOR Loan to a Prime Rate Loan or a Federal Fund Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain any such LIBOR Loans.

    Taxes.

        Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.6) the Agent, any Lender or the Issuing Bank (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

        In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority required to be paid by it under any Requirement of Law.

        The Borrower shall indemnify the Agent, each Lender and the Issuing Bank, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.6) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

        As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.

        Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the Code or any treaty to which the United States is a party, with respect to payments under this Credit Agreement shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate. Without limiting the generality of the foregoing, each Foreign Lender agrees that it will deliver to the Agent and the Borrower (or in the case of a Participant, to the Lender from which the related participation shall have been purchased), as appropriate, two (2) duly completed copies of (i) Internal Revenue Service Form W-8 ECI, or any successor form thereto, certifying that the payments received from the Borrower hereunder are effectively connected with such Foreign Lender's conduct of a trade or business in the United States; or (ii) Internal Revenue Service Form W-8 BEN, or any successor form thereto, certifying that such Foreign Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest; or (iii) Internal Revenue Service Form W-8 BEN, or any successor form prescribed by the Internal Revenue Service, together with a certificate (A) establishing that the payment to the Foreign Lender qualifies as "portfolio interest" exempt from U.S. withholding tax under Code section 871(h) or 881(c), and (B) stating that (1) the Foreign Lender is not a bank for purposes of Code section 881(c)(3)(A), or the obligation of the Borrower hereunder is not, with respect to such Foreign Lender, a loan agreement entered into in the ordinary course of its trade or business, within the meaning of that section; (2) the Foreign Lender is not a 10% shareholder of the Borrower within the meaning of Code section 871(h)(3) or 881(c)(3)(B); and (3) the Foreign Lender is not a controlled foreign corporation that is related to the Borrower within the meaning of Code section 881(c)(3)(C); or (iv) such other Internal Revenue Service forms as may be applicable to the Foreign Lender, including Forms W-8 IMY or W-8 EXP. Each such Foreign Lender shall deliver to the Borrower and the Agent such forms on or before the date that it becomes a party to this Credit Agreement (or in the case of a Participant, on or before the date such Participant purchases the related participation). In addition, each such Foreign Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Foreign Lender. Each such Foreign Lender shall promptly notify the Borrower and the Agent at any time that it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower (or any other form of certification adopted by the Internal Revenue Service for such purpose).

    Mitigation of Obligation.

  If any Lender requests compensation under Section 3.3, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.6, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (a) would eliminate or reduce amounts payable under Section 3.3 or Section 3.6, as the case may be, in the future and (b) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable out-of-pocket costs and expenses incurred by any Lender in connection with such designation or assignment.

  PAYMENTS.

    Payments Generally.

    All payments to be made by Borrower hereunder or under any of the other Loan Documents shall be made in Dollars in immediately available funds at Agent's Domestic Lending Office, or such other place as Agent from time to time may specify in writing, not later than 12:00 noon New York time, without set-off or counterclaim and without any withholding or deduction for any taxes or other payments whatsoever. If any payment hereunder becomes due and payable on a day that is not a Business Day, then the due date of such payment shall be automatically extended to the next succeeding Business Day, and such extension of time shall include the computation of interest and fees in connection with such payment. All computations of interest and fees payable hereunder shall be made by Agent on the basis of actual days elapsed and on a 360-day year (provided that the computation of interest payable on Loans bearing interest at the Prime Rate and the Federal Funds Rate shall be made by Agent on the basis of actual days elapsed and on a 365/6-day year). All payments shall be applied first, to the payment of all fees, expenses and other amounts due to Agent (excluding principal and interest), second, to all other fees and reimbursable expenses of the Lenders and the Issuing Bank then due and payable pursuant to any of the Loan Documents, third, to accrued interest that is due and payable on the Loans (including the Swingline Loans), fourth, to the principal balance of the Swingline Loans, and fifth, to the principal balance of the Loans (other than Swingline Loans); provided, however, that during the continuance of any Event of Default, payments will be applied to the Obligations as Agent (with the consent of Required Lenders) determines in its sole discretion.

    Pro Rata Treatment.

    Except to the extent otherwise provided herein, each borrowing from Lenders shall be made from Lenders on a pro rata basis. Each payment received from Borrower shall be applied to the respective Commitments of Lenders, pro rata according to the amounts of their respective Commitments.

    Sharing of Payments, Etc.

    If a Lender shall obtain payment of any principal of, or interest on, any Loan made by it to Borrower under this Credit Agreement, or shall obtain payment on any other Obligation owing by Borrower through the exercise of any right of set-off, banker's lien or counterclaim or similar right or otherwise or through voluntary prepayments directly to a Lender or other payments made by Borrower to a Lender not in accordance with the terms of this Credit Agreement and such payment should be distributed to Lenders pro rata in accordance with Section 4.2, such Lender shall promptly purchase from the other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Unpaid Drawings or Loans made by the other Lenders or other Obligations owed to such other Lenders in such amounts, and shall make such other adjustments from time to time as shall be equitable, to the end that all Lenders shall share the benefit of such payment (net of any reasonable expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro rata in accordance with Section 4.2. To such end, all Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Unpaid Drawings or Loans or other Obligations owed to such other Lenders may exercise all rights of set-off, banker's lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Unpaid Drawings or Loans in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower.

    Several Obligations.

    No Lender shall be responsible for the failure of any other Lender to make a Loan or fund its participation in Swingline Loans pursuant to Section 2.3.4 or in Unpaid Drawings pursuant to Section 2.7(g), or to perform any other obligation to be made or performed by such other Lender hereunder, and the failure of any Lender to make a Loan or fund its participation in Swingline Loans pursuant to Section 2.3.4 or in Unpaid Drawings pursuant to Section 2.7(g) or to perform any other obligation to be made or performed by it hereunder shall not relieve the obligation of any other Lender to make any Loan or fund its participation in Unpaid Drawings pursuant to Section 2.7(g) or to perform any other obligation to be made or performed by such other Lender.

    Defaulting Lenders & Required Purchases.

        Defaulting Lenders - Generally. If for any reason any Lender (a "Defaulting Lender") shall fail or refuse to perform any of its obligations under this Credit Agreement or any other Loan Document to which it is a party within the time period specified for performance of such obligation or, if no time period is specified, if such failure or refusal continues for a period of two (2) Business Days after notice from Agent or Borrower, then, in addition to the rights and remedies that may be available to Agent or Borrower under this Credit Agreement or any Requirement of Law, such Defaulting Lender's right to participate in the administration of the Loans, this Credit Agreement and the other Loan Documents (including, without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of Agent or to be taken into account in the calculation of the Required Lenders) shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to Agent of any amount required to be paid to Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies that Agent or Borrower may have under the immediately preceding provisions or otherwise, Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Prime Rate, and (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest, any amounts otherwise payable to such Defaulting Lender under this Credit Agreement or any other Loan Document and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by Agent in respect of a Defaulting Lender's Loans shall not be paid to such Defaulting Lender and shall be held uninvested by Agent and either applied against the purchase price of such Loans under Section 4.5(b) or paid to such Defaulting Lender upon the Defaulting Lender's curing of its default.

        Purchase or Cancellation of Certain Commitments. For purposes of this Section 4.5(b), a "Covered Lender" is any Lender (A) who is a Defaulting Lender, or (B) which has exercised any right that it has under Section 3 in a manner that results in a cost, liability or expense to Borrower, or (C) which has voted against any consent, waiver or amendment requested by Borrower as to which Required Lenders voted in favor; and each such event described in clauses "(A)", "(B)" or "(C)" is referred to as a "Triggering Event". Each Lender who is not a Covered Lender shall have the right, but not the obligation, in its sole discretion, to acquire all of a Covered Lender's Commitment. Any Lender desiring to exercise such right shall give written notice thereof to Agent and Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Lender became a Covered Lender. If more than one Lender exercises such right to acquire, then each such Lender shall have the right to acquire an amount of such Covered Lender's Commitment in proportion to the Commitments of the other Lenders exercising such right to acquire. If after such fifth (5th) Business Day, no Lender has elected to acquire all of the Commitment of such Covered Lender, then Borrower (by giving written notice thereof to Agent, such Covered Lender and the other Lenders) may demand that such Covered Lender assign its Commitment to an Eligible Transferee identified and approved by Borrower subject to and in accordance with the provisions of Section 14 for the purchase price provided for below, whereupon such Covered Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents, except such rights as are expressly provided hereunder to survive termination of this Credit Agreement. Neither Agent nor any Lender shall have any obligation whatsoever to initiate any such replacement or to assist in finding an Eligible Transferee. Upon any such purchase or assignment, such Covered Lender's interest in the Loans and its rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Credit Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase, and such Covered Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Assumption Agreement. The purchase price for the Commitment of a Covered Lender shall be equal to the amount of the principal balance of the Loans outstanding and owed by Borrower to such Covered Lender. Prior to payment of such purchase price to a Covered Lender, Agent shall apply against such purchase price any amounts retained by Agent pursuant to the last sentence of Section 4.5(a). A Covered Lender shall be entitled to receive amounts owed to it by Borrower under the Loan Documents that accrued prior to the date of the purchase or assignment of such Covered Lender's Commitment. There shall be no recourse against any Lender or Agent for the payment of such sums except to the extent of the receipt of payments from any other party or in respect of the Loans.

  REPRESENTATIONS AND WARRANTIES.

  Borrower hereby represents and warrants to Agent and Lenders that:

        Corporate Existence and Good Standing. Borrower (i) is a corporation duly organized, validly existing and in good standing under the laws of its state of formation, and (ii) has all requisite corporate power to own its property and to conduct its business as currently conducted, and (iii) is in good standing as a foreign entity and is duly authorized to do business in each jurisdiction where such qualification is necessary except where a failure to be so qualified could not, with reasonable likelihood, be expected to have a Materially Adverse Effect.

        Due Authorization of Loan Documents; No Violation; No Default; Authorizations & Consents. The execution, delivery and performance of this Credit Agreement and the other Loan Documents to which Borrower is or is to become a party and the transactions contemplated hereby and thereby (i) are within the corporate authority of Borrower, and (ii) have been duly authorized by all necessary corporate proceedings, and (iii) do not result in any breach or violation by Borrower of any provision of applicable Requirement of Law or any judgment, order, writ, injunction, license or permit, in each instance binding on Borrower or on any of its properties, except to the extent any such breach or violation could not, with reasonable likelihood, be expected to have a Materially Adverse Effect, and (iv) do not violate the Charter Documents of Borrower, and (v) do not result in a breach or violation by Borrower of the agreements governing the Private Placement Debt and (vi) do not result in a breach or violation by Borrower of any material agreement to which Borrower is a party or to which any of its material properties or assets are bound, except to the extent any such breach or violation could not, with reasonable likelihood, be expected to have a Materially Adverse Effect, and (vii) do not result in the creation or imposition of any Lien upon any of the assets of Borrower. No event of default by Borrower exists under the agreements governing the Private Placement Debt or under any other material agreement to which Borrower is a party or to which any of its material properties or assets are bound, except to the extent such event of default under such agreement could not, with reasonable likelihood, be expected to have a Materially Adverse Effect. No authorization, consent, approval, license or exemption of (and no registration, qualification, designation, declaration or filing with) any Governmental Authority is necessary for Borrower to validly execute, deliver and perform the Loan Documents to which Borrower is a party.

        Binding Obligations; Enforceability. Upon execution and delivery thereof by Borrower, each Loan Document shall constitute the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with the terms thereof, except as such enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that the availability of certain equitable remedies such as specific performance and injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

        Title to Assets. Borrower has good and marketable title to its material assets, free and clear of all Liens other than Permitted Liens, and possesses (through ownership, license, right to use or otherwise) all assets and rights necessary for the conduct of its business as now conducted.

        Legal Proceedings. There are no legal or other proceedings or investigations pending or overtly threatened against Borrower before any court, tribunal or regulatory authority that would reasonably be expected to have a Materially Adverse Effect.

        Compliance with Charter Documents or Applicable Laws. Borrower is not, to the best of its actual knowledge, in violation of (i) any Charter Document or (ii) any applicable Requirement of Law, including applicable federal and state tax laws, ERISA and Environmental Laws binding on Borrower or its assets, except, in each instance, for such violations as would not reasonably be expected to have a Materially Adverse Effect.

        Business Development Company; Regulated Investment Company. Borrower (i) is a business development company as defined by Section 55 (15 U.S.C. Section 80a-54) of the ICA 1940, having elected to be subject to Sections 55 through 65 of the ICA 1940 by filing a Form N-54A with the SEC pursuant to Section 54(a) thereof, which election has not been withdrawn or revoked, and (ii) has elected to be taxed as a regulated investment company under Subchapter M, Section 851 of the Code (as defined in Section 851(b)(2) thereof).

        Financials. Borrower has provided to Agent or otherwise publicly disclosed true, complete and correct copies of its audited Financials for the fiscal year ended December 31, 2007 and its unaudited Financials for the fiscal quarter ended March 31, 2008. Except as disclosed to Agent in writing prior to the Closing Date, all Financials previously or hereafter delivered to Agent have been prepared in accordance with GAAP as applicable to a business development company as defined in the ICA 1940 (except that the unaudited Financials lack footnotes and are subject to year-end adjustments) and such Financials fairly present in all material respects the financial condition of Borrower for the periods covered thereby.

        Use of Loan Proceeds. The proceeds of the Loans and Letters of Credit shall be used for working capital and such other general corporate purposes (including, the funding of Portfolio Investments by Borrower) not prohibited by this Credit Agreement. No portion of any Loan or Letter of Credit shall be used for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224.

        Taxes. Borrower (i) has made or filed all material federal and state income and other material tax returns, reports and declarations (or has properly filed extensions with respect thereto) required by any jurisdiction to which it is subject, and (ii) has paid all material taxes and other governmental assessments and charges shown or determined to be due and payable on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings, and (iii) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.

        Events of Default. No Event of Default has occurred that is continuing. No Event of Default will occur as a result of Lenders making the Loan requested by Borrower on the applicable Drawdown Date or the Issuing Bank issuing a Letter of Credit for the account of the Borrower as of any Drawdown Date.

        Full Disclosure. Neither this Credit Agreement nor any of the other Loan Documents contains any untrue statement of a material fact or omits to state a material fact that has not otherwise been publicly disclosed by Borrower necessary in order to make the statements herein or therein not misleading in any material respect at the time and in light of the facts and under the circumstances in which such statements were made.

        Underfunded Benefits. There is no Accumulated Funding Deficiency, nor has any Accumulated Funding Deficiency occurred during the five-year period prior to the date on which this representation is made or deemed made, in excess of $5 million with respect to any Guaranteed Pension Plan; and the present value (determined using actuarial and other assumptions that are reasonable in respect of the benefits provided and the employees participating) of the liability of Borrower and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under plans that are "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such plans allocable to such benefits by an amount in excess of $5 million.

        Status under Certain Statutes. Neither Borrower nor any Subsidiary is subject to regulation under the Public Utility Holding Company Act of 1935 (as amended), or the ICC Termination Act of 1995 (as amended), or the Federal Power Act (as amended).

        Pari Passu Ranking. The obligations of Borrower under this Credit Agreement rank at least pari passu in right of payment with all other Senior Unsecured Debt (actual or contingent) of Borrower.

        Licenses & Permits.

          Borrower and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks, trade names and domain names or rights thereto, that, individually or in the aggregate, are material, without known conflict with the rights of others, except for conflicts that, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

          To the best knowledge of Borrower, no product of Borrower or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned by any other Person, except for infringements that, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

          To the best knowledge of Borrower, there is no violation by any Person of any right of Borrower with respect to any patent, copyright, proprietary software, service mark, trademark, trade name, domain name or other right owned or used by Borrower or any of its Subsidiaries, except for violations that, individually or in the aggregate, could not reasonably be expected to have a Materially Adverse Effect.

        Foreign Asset Control Regulations.

          The performance by Borrower of its obligations pursuant to this Credit Agreement (including its application of the proceeds of any Loans made or Letters of Credit issued hereunder) will not violate the Trading with the Enemy Act (as amended) or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

          Neither Borrower nor any of its Subsidiaries (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. Borrower and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

          No part of the proceeds of any Loan made or Letter of Credit issued under this Credit Agreement to Borrower will be used by Borrower, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977 (as amended), assuming in all cases that such Act applies to Borrower.

        Existing Debt; Future Liens.

              Except as described therein, Schedule 5(r) sets forth, as of the Closing Date, (A) a complete and correct list of all outstanding Indebtedness of the Borrower and its Subsidiaries (other than any SPE Subsidiary) having an outstanding principal balance in excess of $500,000 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any) and (B) the aggregate principal amount of outstanding Indebtedness of the Borrower and its Subsidiaries (other than any SPE Subsidiary) in respect of obligations that, individually, have an outstanding principal balance of $500,000 or less.

              Except as disclosed in Schedule 5(r), as of the Closing Date neither the Borrower nor any Subsidiary (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 7.2(b).

              As of the Closing Date, neither the Borrower nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Indebtedness of the Borrower or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its Charter Documents) which limits the amount of, or otherwise imposes restrictions on the incurring of, Indebtedness of the Borrower, except as specifically indicated in Schedule 5(r).

        Organization and Ownership of Shares of Subsidiaries.

              Schedule 5(s) contains (except as noted therein) complete and correct lists of the Borrower's Subsidiaries as of the Closing Date, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its Equity Interests outstanding owned by the Borrower and each other Subsidiary.

              All of the outstanding Equity Interests of each Subsidiary shown in Schedule 5(s) as being owned by the Borrower and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Borrower or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5(s)).

              Except as expressly permitted under this Credit Agreement, each Subsidiary identified on Schedule 5(s) is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Materially Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.

              No Subsidiary (other than an SPE Subsidiary, Solutions Capital or any of their respective Subsidiaries) is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Credit Agreement, the agreements listed on Schedule 5(s) and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Borrower or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

        Credit and Collection Policy; Investment Ratings Policy. The copies of the Credit and Collection Policy and the Investment Ratings Policy delivered to the Agent pursuant to Section 6.1(g) are true, complete and correct copies of the Credit and Collection Policy and Investment Ratings Policy as in effect on the Closing Date.

  CONDITIONS PRECEDENT TO EFFECTIVENESS
  OF THIS CREDIT AGREEMENT  .

    Conditions Precedent to the Effectiveness of this Credit Agreement.

    The effectiveness of this Credit Agreement is subject to the satisfaction of the following conditions precedent:

        Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by Borrower to Agent and Lenders, and Agent and each Lender shall have executed and delivered each Loan Documents to which each is a party.

        Representations and Warranties. Each of the representations and warranties of Borrower contained in the Loan Documents shall be true in all material respects as of the Closing Date, and Agent shall have received from Borrower a certificate from a duly authorized officer of Borrower dated as of the date hereof to such effect (to the best of such officer's knowledge).

        Events of Default. No Default or Event of Default shall have occurred and be continuing, and Agent shall have received from Borrower a certificate from a duly authorized officer of Borrower dated as of the Closing Date to such effect (to the best of such officer's knowledge).

        Charter Documents. Agent shall have received from Borrower (i) a copy, certified by a duly authorized officer of Borrower to be true and complete as of the Closing Date, of its Charter Documents, as in effect as of such date of certification and (ii) good standing certificates with respect to the Borrower issued by the Secretary of State of Delaware and of each other state in which the Borrower is required to qualify or has qualified to do business, except where the failure to be so qualified could not, with reasonable likelihood, be expected to have a Materially Adverse Effect.

        Corporate Authorization. All required corporate action necessary for the valid execution, delivery and performance by Borrower of the Loan Documents to which it is a party shall have been duly and effectively taken, and evidence thereof satisfactory to Agent shall have been provided to Agent.

        Minimum Consolidated Stockholders' Equity. Agent shall have received a certification by the principal financial or accounting officer of Borrower that Consolidated Stockholders' Equity as at the most recently ended Fiscal Quarter is not less than $650,000,000.

        Credit and Collection Policy; Investment Ratings Policy. Agent shall have received from Borrower a copy, certified by a duly authorized officer of Borrower to be true and complete as of the Closing Date, of its Credit and Collection Policy and its Investment Ratings Policy, as in effect as of such date of certification.

        Fees. Borrower shall have paid in full to Agent and Lenders all fees and expenses related to this Credit Agreement owing on the Closing Date.

        Opinion. Agent shall have received a favorable written opinion (addressed to Agent and Lenders and dated the Closing Date) of Dechert LLP, counsel for the Borrower in form and substance reasonably acceptable to Agent (and the Borrower hereby instructs such counsel to deliver such opinion to Agent and Lenders).

        Financials. Agent shall have received a copy of the audited consolidated Financials of Borrower and its Consolidated Subsidiaries for Borrower's fiscal year ended December 31, 2007 and the unaudited consolidated Financials of Borrower and its Consolidated Subsidiaries for Borrower's fiscal quarter ended March 31, 2008.

        Closing Certificate. Agent shall have received a duly executed closing certificate, initial Loan Request, if applicable, and instructions for disbursement of the funds from such Loan Request, if applicable, from the Agent to the Borrower.

        Payoff Letter. Agent shall have received a duly executed payoff letter, in form and substance reasonably satisfactory to the Agent, with respect to the obligations under that certain Fourth Amended and Restated Revolving Credit Agreement dated as of June 6, 2007 by and among Borrower, Bayerische Hypo-und Vereinsbank AG, New York Branch, as administrative agent, and the financial institutions parties thereto.

        Consents and Approvals. Delivery of certified copies of all consents, approvals, authorizations, registrations, or filings required to be made or obtained by the Borrower in connection with this Credit Agreement and any transaction being financed with the proceeds of this Credit Agreement, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired and no investigation or inquiry by any Governmental Authority regarding this Credit Agreement or any transaction being financed with the proceeds thereof shall be ongoing.

        Lien Searches. The Agent shall have received and found satisfactory results of Lien searches conducted against the Borrower and its Subsidiaries.

    Conditions Precedent to Lender's Obligation to Advance Each Loan.

    The obligation of each Lender to make or advance a Loan or the Issuing Bank to issue a Letter of Credit is further subject to the satisfaction of the following additional conditions precedent:

        Representations and Warranties. Each of the representations and warranties of Borrower contained in the Loan Documents shall be true in all material respects as of the applicable Drawdown Date, except to the extent that any such representation and warranty specifically refers by its terms to an earlier date, in which case it shall be true and correct as of such earlier date.

        Events of Default. No Event of Default shall have occurred and be continuing.

        Asset Coverage Ratio. Borrower shall be in pro forma compliance with the minimum Asset Coverage Ratio covenant set forth in Section 7.1(l)(ii) after giving effect to the making of such Loan or issuance of such Letter of Credit (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or other Indebtedness).

        Financial Covenant Cross Default. No Financial Covenant Cross Default shall have occurred and be continuing.

  COVENANTS.

    Affirmative Covenants.

    Until the payment and satisfaction in full of all of the Obligations and the Revolving Credit Availability Period shall have expired, Borrower will comply with its obligations as set forth throughout this Credit Agreement, and in addition agrees as follows:

        Financial Reporting. Borrower shall furnish to Agent: (i) (A) as soon as publicly available but in any event within ninety (90) days after the close of each fiscal year, its audited Financials for such fiscal year as certified by Borrower's certified public accountants, and (B) as soon as publicly available but in any event within forty-five (45) days after the end of each Fiscal Quarter (other than the fourth Fiscal Quarter of each year) its unaudited Financials for such Fiscal Quarter, as certified by the principal financial or accounting officer of Borrower; and (ii) contemporaneously with the delivery of the Financials referred to in (i)(A) and (B) herein, a statement, certified by an officer of Borrower to the best of his or her knowledge, that Borrower is in compliance with the covenants contained in Section 8 as of the end of the applicable period and setting forth in reasonable detail any applicable computations evidencing (A) compliance with the financial covenants set forth in Section 7.1(l) and (B) compliance with the "asset coverage ratio" as defined in and required by the ICA 1940 (it being understood that delivery by Borrower to Agent of Borrower's annual reports on Form 10-K for any such fiscal year and its quarterly report on Form 10-Q for any such Fiscal Quarter, in each instance as filed with the SEC, will satisfy the applicable requirements of Section 7.1(a)(i)); and (iii) from time to time, at the request of Agent, such additional financial and other information with respect to Borrower or its Subsidiaries as Agent may reasonably request.

        Business Development Company; Regulated Investment Company; Corporate Existence; Maintenance of Property; Maintenance of Books and Records. Borrower (i) shall maintain and not revoke its election to be a business development company under the ICA 1940, and (ii) shall maintain its qualification as a regulated investment company under Subchapter M, Section 851 of the Code, and (iii) shall take or cause to be taken all actions necessary to preserve and maintain in full force and effect its corporate existence, and (iv) shall maintain and keep, or cause to be maintained and kept, its material properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, and (v) shall maintain proper books of record and account in conformity with GAAP and sufficient to be in conformity in all material respects with all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over Borrower.

        Notices of Adverse Events. Borrower shall promptly (and in any event within five (5) Business Days) notify Agent in writing upon becoming aware of the occurrence of (i) any Event of Default, or (ii) any event of default by Borrower under any material agreement to which Borrower is a party or to which any of its material properties or assets are bound, except to the extent such event of default under such agreement could not, with reasonable likelihood, be expected to have a Materially Adverse Effect.

        Notice of Prepayment or Redemption of Private Placement Notes. Borrower shall promptly notify Agent in writing when and if it elects to prepay or redeem prior to maturity thereof all or any part of the Private Placement Debt.

        Legal Proceedings. Borrower shall give notice to Agent in writing within fifteen (15) Business Days after becoming aware of the commencement of any litigation, arbitration or other legal or regulatory investigatory proceeding naming Borrower as a party, in each instance, to the extent any such litigation, arbitration or other legal or regulatory investigatory proceeding would reasonably be expected to have a Materially Adverse Effect.

        Insurance. Borrower shall maintain with financially sound and reputable insurers insurance with respect to its properties and business against such casualties and contingencies, in amounts, containing such terms, in such forms and for such periods as may be reasonable and prudent in accordance with the general practices of businesses engaged in similar activities in similar geographic areas.

        Taxes. Borrower shall duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all material taxes, assessments and other governmental charges imposed upon it and its properties; provided that any such tax, assessment or charge may not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings and if Borrower shall have set aside on its books adequate reserves with respect thereto.

        Compliance with Laws and Material Agreements. Borrower shall comply in all material respects with (i) the material provisions of its Charter Documents and (ii) all applicable material Requirements of Law, including ERISA and Environmental Laws, all material agreements to which it is a party, and all material judicial, arbitral or other final governmental decrees, orders, awards and judgments, in each instance binding on Borrower or by which its properties are bound, except to the extent that the failure to so comply would not, with reasonable likelihood, be expected to have a Materially Adverse Effect.

        Credit and Collection Policy; Investment Ratings Policy. Borrower (i) shall comply in all material respects with the Credit and Collection Policy and the Investment Ratings Policy, and (ii) shall furnish to Agent, prior to its effective date, prompt notice of any material modification to the Credit and Collection Policy and/or the Investment Ratings Policy, and (iii) shall not modify the Credit and Collection Policy or the Investment Ratings Policy in any manner that would have a material adverse effect on a Lender or its loan under this Credit Agreement, without the prior written consent of the Required Lenders.

        Use of Loan Proceeds and Issuance of Letters of Credit. Borrower shall use the proceeds of the Loans and shall request the issuance of Letters of Credit solely for working capital and other general corporate purposes (including, the funding of Portfolio Investments by Borrower) that are not otherwise prohibited by this Credit Agreement and not for the purpose of purchasing or carrying of any Margin Stock in violation of Regulations U and X.

        Changes in Executive Management. Borrower shall promptly notify Agent if Steven F. Tunney, B. Hagen Saville or Michael McDonnell shall cease to be an executive officer of Borrower actively involved in the management of Borrower.

        Financial Covenants.

              Minimum Consolidated Stockholders' Equity. Borrower shall maintain Consolidated Stockholder's Equity as measured as of the last day of each Fiscal Quarter of Borrower of no less than (A) $650,000,000, plus (B) 50% of the cumulative Net Proceeds of Capital Stock/Conversion of Debt received at any time after the date of this Credit Agreement (excluding the Net Proceeds of Capital Stock/Conversion of Debt by a Subsidiary to a Subsidiary or to Borrower).

              Minimum Asset Coverage Ratio. Borrower and its Consolidated Subsidiaries shall maintain at all times an Asset Coverage Ratio of at least 1.0 to 1.0.

              Minimum TTM Cash Net Investment Income. Borrower shall have TTM Cash Net Investment Income, as measured as of the last day of each Fiscal Quarter of Borrower, of at least $20 million.

              Minimum Ratio of EBIT to Interest Expense. Borrower shall cause the ratio of EBIT to Interest Expense of Borrower and its Consolidated Subsidiaries, determined on a consolidated basis as of the last day of each Fiscal Quarter for the period of four successive Fiscal Quarters ended on such day, to be not less than 2.00 to 1.00 at the end of such Fiscal Quarter.

              Minimum Liquidity. At any time when the amount of Unsecured Debt is greater than 90% of Available Assets, Borrower will not permit the sum of (A) Cash plus (B) Eligible Investments that can be converted to Cash in fewer than ten (10) Business Days without more than a 5% change in price, to be less than 10% of the amount of Unsecured Debt.

        Right to Inspect. At any time and from time to time upon reasonable advance notice and during normal business hours, Agent (through any of its respective officers, employees, or agents) shall have the right (subject to the confidentiality restrictions as provided in Section 12) to inspect the operations of Borrower in order to verify Borrower's financial condition, and up to one representative of each Lender (at the expense of such Lender) may join Agent in connection with any such inspection. Up to one such inspection by Agent during any twelve (12) consecutive calendar month period while no Event of Default is occurring and an additional such inspection upon the occurrence of any one or more Events of Default shall be at Borrower's expense.

        Notice of Indebtedness; Notice of Securitizations. Borrower shall promptly (and in any event within five (5) Business Days) notify Agent in writing upon Borrower or any of its Subsidiaries incurring any Indebtedness having a principal amount exceeding $10,000,000 or any Indebtedness incurred in respect of Securitization Transactions entered into after the Closing Date, in each case to the extent the incurrence of such Indebtedness has not been described by the Borrower in a public filing with the SEC.

        Further Assurances. Borrower shall cooperate with Agent, take such action, execute such documents, and provide such information as Agent from time to time may reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents.

    Negative Covenants.

    Until the payment and satisfaction in full of all of the Obligations and the Revolving Credit Availability Period shall have expired, Borrower agrees as follows:

        Indebtedness.

              Borrower shall not, and shall not permit any of its Subsidiaries (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) to, incur any Indebtedness after the Closing Date unless (A) no Event of Default has occurred and is continuing or would result from the incurrence of such Indebtedness and (B) so long as after giving effect to such incurrence of Indebtedness (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or other Indebtedness) the Borrower is in pro forma compliance with the Asset Coverage Ratio required by Section 7.1(l)(ii).

              Borrower shall not permit any of its Subsidiaries (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) to incur any Indebtedness other than Permitted Subsidiary Indebtedness.

        Liens.

              Borrower shall not make, create, incur or suffer to exist any Lien upon any of its Portfolio Investments or the Portfolio Investments of any Subsidiary (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) other than (A) Special Equity Investment Liens, (B) Permitted Securitization Liens or (C) Permitted Portfolio Investment Liens.

              Borrower shall not, and shall not permit any of its Subsidiaries to, pledge or otherwise make, create, incur or suffer to exist any Lien upon any Equity Interests of Borrower's Subsidiaries.

              Borrower shall not make, create, incur or suffer to exist any Lien upon any of its assets or the assets of any Subsidiary (other than Solutions Capital, any SPE Subsidiary or any of their respective Subsidiaries) to the extent such Lien secures Indebtedness for borrowed money, other than Liens securing Indebtedness for borrowed money in an aggregate amount not exceeding $15,000,000, so long as such Liens do not attach to or otherwise encumber Equity Interests of any Subsidiary or any Portfolio Investments.

              For the purposes of this Section 7.2(b), Portfolio Investments shall be deemed not to include cash and cash equivalents.

        Continuance of Business. Borrower shall not to a material extent engage in any line of business other than (i) such businesses as are permitted for a commercial finance company or a business development company, and/or (ii) such other businesses as to which Borrower is actively engaged on the Closing Date, and/or (iii) such other lines of business as to which Required Lenders shall consent (such consent not to be unreasonably withheld, delayed or conditioned).

        Loans to Officers or Directors. After the date hereof, Borrower shall not make or accrue any loans or other advances of money to any officer or director of Borrower, except for loans made in the ordinary course of Borrower's business that are not in excess at any one time of $1,500,000 advanced to any single officer or director after the date hereof or $7,500,000 in the aggregate for all such loans advanced after the date hereof.

        Affiliate Transactions. Borrower shall not, and will not permit any Subsidiary to, enter into or be a party to any material transaction or material group of related transactions with any Affiliate (other than Borrower, an Undisclosed Affiliate or a Subsidiary) (including, without limitation, the purchase from, sale to or exchange of property with, or the rendering of any service by or for, any such Affiliate), except transactions pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person other than an Affiliate.

        Merger, Consolidation and Sale of Assets, Etc.

              The Borrower will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to any Person; provided that:

              (A) any Subsidiary may consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to, the Borrower or another Subsidiary so long as (I)(x) in any merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing entity and (y) in any merger or consolidation involving a Subsidiary (and not the Borrower), a Subsidiary shall be the surviving or continuing entity and (II) at the time of such consolidation or merger or other disposition of all or substantially all of its assets and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

              (B) any Subsidiary may consolidate with or merge with, or convey, transfer or lease all or substantially all of its assets in a single transaction or series of transactions to another Person so long as (I) the disposition of such Subsidiary's assets or shares of stock or other equity interests would be permitted by the provisions of Section 7.2(f)(iii)(E) and (II) at the time of such consolidation or merger or other disposition of all or substantially all of its assets and immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing;

              (C) Reserved; and

              (D) the Borrower and any Subsidiary may sell, transfer or otherwise dispose of all or any part of its Portfolio Investments in the ordinary course of business including, without limitation, in Securitization Transactions.

              The Borrower will not permit any Subsidiary to issue any voting stock or similar equity interests of such Subsidiary except:

              (A) to satisfy the rights of minority stockholders to receive issuances of stock that are non-dilutive to the Borrower and/or any Subsidiary;

              (B) for the issuance of directors' or similar qualifying shares;

              (C) for issuances or sales to the Borrower or any Wholly-Owned Subsidiary; and

              (D) for issuances to other Persons so long as (I) in the opinion of the Borrower's board of directors or a committee thereof or one or more officers of the Borrower to whom authority to authorize such issuances has been delegated by the Borrower's board of directors (x) such issuance is in the best interest of the Borrower and (y) the consideration paid for such stock or similar equity interests is deemed to be adequate and satisfactory, (II) such issuance would be permitted by the provisions of Section 7.2(f)(iii)(E) and (III) at the time of such issuance and immediately after giving effect thereto, no Event of Default shall have occurred and be continuing.

              The Borrower will not, and will not permit any Subsidiary to, sell, transfer or otherwise dispose of any assets (including, without limitation, any stock or similar equity interests of any Subsidiary); provided that the foregoing restrictions do not apply to:

              (A) the purchase or redemption of preferred stock of a Subsidiary;

              (B) the sale, transfer or other disposition of all of the stock or similar equity interests of a SPE Subsidiary for consideration if (i) substantially all the assets of such SPE Subsidiary constitute Investments and (ii) such sale, transfer or other disposition of all of such Investments would be permitted by Section 7.2(f)(i)(D);

              (C) the sale, transfer or other disposition of Portfolio Investments if such sale, transfer or other disposition of such Investments would be permitted by Section 7.2(f)(i)(D); and

              (D) Reserved; and

              (E) any other sale, transfer or disposition of assets (including, without limitation, the Equity Interests of a Subsidiary) so long as (I) in the opinion of the Borrower's board of directors or a committee thereof or one or more officers of the Borrower to whom authority to authorize such transaction has been delegated by the Borrower's board of directors (x) such sale of assets is in the best interest of the Borrower and (y) the consideration paid for such assets is deemed adequate and satisfactory, (II) such sale, transfer or other disposition, together with all other sales, transfers and other dispositions by the Borrower and its Subsidiaries during the same fiscal year, do not involve a Substantial Part of the assets of the Borrower and its Subsidiaries, and (III) with respect to any sale, transfer or disposition of Portfolio Investments or Equity Interests of a Subsidiary, after giving effect to such sale, transfer or disposition (and any concurrent acquisitions of Portfolio Investments or payment of outstanding Loans or other Indebtedness) the Borrower is in pro forma compliance with the Asset Coverage Ratio required by Section 7.1(l)(ii).

              As used herein, one or more sales, transfers or other dispositions of assets will be deemed a "Substantial Part" of the assets of the Borrower and its Subsidiaries if (A) the book value of assets sold, transferred or otherwise disposed of in a given period of 12 consecutive months ending on the date of any sale, transfer or other disposition of assets exceeds 15% of Consolidated Total Assets determined at the close of the immediately preceding fiscal quarter or (B) the operations of assets sold, transferred or otherwise disposed of in a given period of 12 consecutive months ending on the date of any sale, transfer or other disposition of assets generated 15% or more of the consolidated operating profits of the Borrower and its Subsidiaries during the immediately preceding period of four consecutive fiscal quarters; provided, however, that for purposes of the foregoing calculation, there shall not be included (I) any sale, transfer or other disposition of assets (including Portfolio Investments) in the ordinary course of business of the Borrower and its Subsidiaries, (II) any sale, transfer or other disposition of assets from the Borrower to any Subsidiary or from any Subsidiary to the Borrower or another Subsidiary and (III) any sale of assets if a portion of the proceeds of such asset sale equal to the aggregate book value thereof immediately prior to such sale was or is applied within 365 days of the date of such sale of such assets to either (x) the acquisition of assets useful and intended to be used in the operation of the business of the Borrower and its Subsidiaries and having a fair market value (as determined in good faith by the board of directors of the Borrower) at least equal to the book value of the assets so disposed of or (y) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Unsecured Debt of the Borrower.

        Reserved.

        No Restrictive Agreement. Borrower shall not, and shall not permit any of its Subsidiaries to, become a party to, or otherwise subject itself to any legal, regulatory, contractual or other restriction on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents, or (ii) the ability of any Subsidiary of the Borrower (other than Solutions Capital or any of its Subsidiaries) to make any dividend payments or other distributions in respect of its Capital Stock, to repay Indebtedness owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary.

        Most-Favored Lender Treatment. Borrower (i) shall not make any amendment to the terms of any Senior Unsecured Debt that would be or could reasonably be expected to be materially adverse to the interests of the Lenders under this Credit Agreement (including, without limitation, by advancing any scheduled maturity date or other scheduled principal payment obligation of the Senior Unsecured Debt to a date prior to the Maturity Date) and (ii) shall not grant or agree to grant any Lien, collateral or other credit enhancement as security for the Senior Unsecured Debt, unless with respect to each such instance referred to in Clauses "(i)" and "(ii)" (x) the Credit Agreement is also amended to provide Lenders with and/or to grant to Agent for the benefit of such Lenders, substantially similar rights and/or protections, to the extent applicable, as are provided or granted to the holders of such Senior Unsecured Debt, and (y) with respect to any grant of Liens as set forth above, Borrower and Agent enter into an Intercreditor Agreement with the holders of such Liens in form and substance reasonably satisfactory to the Agent.

  EVENTS OF DEFAULT; ACCELERATION.

  If any of the following events ("Events of Default") shall occur:

        Payments. Borrower shall (i) fail to pay when due and payable any principal amount of the Loans or (ii) fail to pay when due and payable any interest on the Loans or any other amounts due by Borrower under this Credit Agreement within five (5) Business Days after the same becomes due and payable; or

        Covenant Defaults. Borrower shall:

              fail to perform any term, covenant or agreement contained in Section 7.1(l);

              fail to perform any term, covenant or agreement contained in Section 7.1(a) or Section 7.2 and such failure shall not have been cured within ten (10) days after the occurrence thereof; or

              fail to perform any term, covenant or agreement contained in the Loan Documents (other than those described in Section 8(a) and Section 8(b)(i) and (ii)) within thirty (30) days after Borrower became aware of the breach thereof, whether by written notice from Agent, any Lender or otherwise; or

        Representations and Warranties of Borrower. Any representation or warranty by Borrower in any Loan Document shall have been false or misleading in any material respect at the time made or deemed to have been made; or

        Validity of Loan Documents. This Credit Agreement shall for any reason other than the satisfaction in full of the Obligations hereunder cease to be, or be asserted by Borrower not to be, a legal, valid and binding obligation of Borrower, enforceable in accordance with its terms; or

        Insolvency. Borrower or any of its Material Subsidiaries (other than an SPE Subsidiary and, to the extent the Borrower has not entered into a Guaranty with respect to any obligations thereof, Solutions Capital and its Subsidiaries) (i) shall make an assignment for the benefit of creditors, or (ii) shall be adjudicated bankrupt or insolvent, or (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, and in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the order of appointment, or (iv) shall commence, approve, consent to, or be subject to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within sixty (60) days following the commencement thereof; or

        Cross Default. (i) the Borrower or any Material Subsidiary (other than an SPE Subsidiary and, to the extent the Borrower has not entered into a Guaranty with respect to any obligations thereof, Solutions Capital and its Subsidiaries) is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on account of any Indebtedness that is outstanding in an aggregate principal amount of at least $15,000,000 beyond any period of grace provided with respect thereto, (ii) the Borrower or any Subsidiary (other than an SPE Subsidiary) is in default in the performance of or compliance with any term (including any payment term) of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $15,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), the Borrower or any Subsidiary (other than an SPE Subsidiary) is obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $15,000,000; or

        Monetary Judgments. A final (non-interlocutory) judgment, order or decree or arbitration award shall be entered against Borrower or any of its Material Subsidiaries (other than an SPE Subsidiary and, to the extent the Borrower has not entered into a Guaranty with respect to any obligations thereof, Solutions Capital and its Subsidiaries) involving in the aggregate a liability (not covered by independent third-party insurance or indemnity) as to any single or related series of transactions, incidents or conditions, in excess of $15,000,000, and such final judgment, order, decree or award shall remain effective, unsatisfied, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

        Non-Monetary Judgments. A final non-monetary judgment, order or decree shall be rendered against Borrower or any of its Material Subsidiaries (other than an SPE Subsidiary and, to the extent the Borrower has not entered into a Guaranty with respect to any obligations thereof, Solutions Capital and its Subsidiaries) that does or could reasonably be expected to have a Materially Adverse Effect, and such final judgment, order or decree shall remain effective, unvacated and unstayed pending appeal for a period of sixty (60) days after the entry thereof; or

        Change of Control. A Change of Control shall occur; or

        ERISA. Borrower or any Subsidiary incurs any liability to the PBGC or a Guaranteed Pension Plan pursuant to Title IV of ERISA, with respect to itself or any ERISA Affiliate, in an aggregate amount exceeding $15 million, or Borrower or any Subsidiary is assessed withdrawal liability pursuant to Title IV of ERISA by a Multiemployer Plan, with respect to itself or any ERISA Affiliate, requiring aggregate annual payments by Borrower exceeding $15 million, and in any such instance, such liability of Borrower or such Subsidiary is not satisfied within 30 days after notice of final assessment thereof;

        Materially Adverse Effect. An event that would have a Materially Adverse Effect shall occur; or

        Securitization Transactions. Any event occurs whereby a True Sale Transfer in connection with any Securitization Transaction is precluded from classification as a true sale or absolute transfer and recharacterized as a secured loan/pledge for security  in which the Borrower or any Subsidiary (other than a SPE Subsidiary) is a grantor of any Lien related thereto, in each case whether due to an agreement by the Borrower or any Subsidiary or due to an order of a Governmental Authority.

        THEN, or at any time thereafter so long as such Event of Default continues, the Agent, acting at the direction of the Required Lenders, upon notice to Borrower, shall do any one or more of the following:

            Declare all or any of the Obligations of Borrower under this Credit Agreement, any Notes, or other Loan Document executed by Borrower to be immediately due and payable, and upon such declaration such Obligations so declared due and payable shall immediately become due and payable; provided that if such Event of Default is under Section 8(e), then all of the Obligations shall become immediately due and payable forthwith without the requirement of any notice or other action by Agent, or direction of the Required Lenders; and

            Terminate this Credit Agreement, the Commitments and the Maximum Aggregate Available Amount set forth herein, as to any future liability to make Loans, provided, that if such Event of Default arises pursuant to Section 8(e), the Commitments shall immediately and automatically terminate ; and

            If any Letter(s) of Credit are outstanding as of such date, require the Borrower to remit to the Issuing Bank cash in an amount equal to the Letter of Credit Outstandings from time to time from and after such date, to be held as security for Borrower's reimbursement obligations in respect of such Letter of Credit Obligations; and

            Make advances of Loans after the occurrence of any Event of Default, without thereby waiving Agent's or any Lender's right to demand payment of the Obligations under this Credit Agreement, the Notes or any of the other Loan Documents, or any other rights or remedies described in this Credit Agreement, and without liability to make any other or further advances, notwithstanding any previous exercise of any such rights and remedies; and

            Exercise any and all other rights and remedies granted hereunder, any and all rights and remedies granted under the other Loan Documents and/or any and all rights and remedies otherwise available to Lender at law or in equity.

  No remedy herein conferred upon the Agent or any Lender is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and in addition to every other remedy hereunder, now or hereafter existing at law or in equity or otherwise.

  SETOFF.

  Borrower hereby grants to Agent and each Lender a right of setoff with respect to any or all Obligations owed to Agent and/or Lenders, whether now existing or hereafter arising under this Credit Agreement or the other Loan Documents, upon and against all deposits, credits, and property owed by Borrower (and not subject to the rights of any other Person), now or hereafter in the possession, custody, safekeeping or control of Agent or any such Lender. Regardless of the adequacy of any collateral (if any) that may then exist for the Obligations, any deposits or other sums credited by or due from Agent or any such Lender solely to Borrower may be applied to or set off against any principal, interest and any other amounts due from Borrower to Agent or any such Lender under the Loan Documents. ANY AND ALL RIGHTS TO REQUIRE THE AGENT OR ANY LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY COLLATERAL (IF ANY) THAT SECURES THE LOANS, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF BORROWER ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED. The sharing provisions of Section 4.3 of this Credit Agreement shall apply to any payments or other proceeds received by a Lender pursuant to its exercise of the foregoing setoff rights.

  MISCELLANEOUS.

        Borrower Indemnification. Borrower shall indemnify the Agent, the Issuing Bank, the Swingline Lender and each Lender, and each and their officers, employees, affiliates, agents, and controlling persons (each an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of; in connection with, or as a result of (i) the execution or delivery of this Credit Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the transactions hereunder or contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the willful misconduct or gross negligence of such Indemnitee. Borrower shall be entitled to control the defense and investigation of all actual or threatened claims, actions and/or proceedings relating the application of Environmental Laws, as to which any Indemnitee may seek indemnification hereunder. The foregoing obligations of the Borrower shall survive the termination of this Credit Agreement. Notwithstanding the foregoing, this Section 10(a) shall not apply to indemnifications with respect to Taxes, which shall be governed exclusively by Section 3.6.

        Expenses. Borrower shall pay (i) to Agent promptly on demand all actual out-of-pocket reasonable costs and expenses incurred by Agent in connection with the negotiation, execution, delivery and administration of the Loan Documents, and (ii) to Agent and the Lenders, on demand, all actual out-of-pocket reasonable costs and expenses incurred by such parties in connection with the occurrence and continuance of any Event of Default hereunder or arising in connection with the collection, waiver or enforcement of any of their respective rights or remedies hereunder. The foregoing obligations of the Borrower shall survive the termination of this Credit Agreement.

        Notices. Any communication to be made hereunder (a) shall be made in writing, but (unless otherwise stated) may be made by facsimile transmission or letter, and (b) shall be made or delivered to the address of the party receiving notice as set forth below (unless such party has by five (5) Business Days written notice at any time specified another address):

        To the Borrower: MCG Capital Corporation

        1100 Wilson Boulevard, Suite 3000

        Arlington, Virginia 22209

        Attention: Samuel Rubenstein

        Telecopy Number: (703) 247-7545

        To the Agent

        or Swingline Lender: SunTrust Bank

        303 Peachtree Street, N. E.

        Atlanta, Georgia 30308

        Attention: Robert Ashcom

        Telecopy Number: (404) 581-1775

        In respect of communications

        delivered pursuant to

        Section 2 and Section 7.1(a), with

        a copy to: SunTrust Bank

        Agency Services

        303 Peachtree Street, N. E./ 25th Floor

        Atlanta, Georgia 30308

        Attention: Ms. Dorris Folsum

        Telecopy Number: (404) 658-4906

        In respect of communications

        delivered pursuant to

        Section 7.1(c) and Section 7.1(e), with

        a copy to: Hunton & Williams

        200 Park Avenue

        53rd Floor

        New York, NY 10166

        Attention: Bruce Moorhead, Esq.

        Telecopy Number: (212) 309-1883

        To the Issuing Bank: SunTrust Bank

        25 Park Place, N. E./Mail Code 3706

        Atlanta, Georgia 30303

        Attention:

        Telecopy Number: (404)

        To the Swingline Lender: SunTrust Bank

        Agency Services

        303 Peachtree Street, N.E./25th Floor

        Atlanta, Georgia 30308

        Attention: Ms. Doris Folsum

        Telecopy Number: (404) 658-4906

        To any other Lender: At the address set forth on the signature pages hereto or the Assignment and Assumption Agreement executed by such Lender

        All such notices and shall be deemed made or delivered, (i) when left at that address, or (ii) when delivered by facsimile to such address, or (iii) five (5) days after being mailed, postage prepaid, to such address; provided, that notices delivered to the Agent, the Issuing Bank or the Swingline Lender shall not be effective until actually received by such Person at its address specified in this Section 10(c).

        Amendments. Except as otherwise expressly provided in this Credit Agreement, any consent or approval required or permitted by this Credit Agreement or any other Loan Document to be given by Lenders may be given, and any term of this Credit Agreement or of any other Loan Document may be amended, and the performance or observance by Borrower of any terms of this Credit Agreement or such other Loan Document or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, without the prior written consent of each Lender adversely affected thereby, no amendment, waiver or consent shall do any of the following: (i) increase the Commitments of such Lender or subject such Lender to any additional obligations; or (ii) reduce the principal of, or interest rates that have accrued or that will be charged on the outstanding principal amount of, any Unpaid Drawings or Loans or fees or other Obligations; or (iii) reduce the amount of any fees payable hereunder; or (iv) postpone any date fixed for any payment of any principal of, or interest on, any Unpaid Drawings or Loans or any other Obligations; or (v) modify the definition of the term "Required Lenders" or modify in any other manner the number or percentage of Lenders required to make any determinations or waive any rights hereunder or to modify any provision hereof (including, without limitation, any modification of this Section if such modification would have such effect); or (vi) give effect to any amendment or waiver of a material nature with respect to matters of payment or non-payment, or (vii) give effect to any amendments to, or waivers of, Section 7.2(i) of this Credit Agreement; or (vii) give any effect to any amendments to Section 11.4 of this Credit Agreement; or (viii) give any effect to any amendments to clause (b) of the definition of the term "Appraised Investment".

        In addition, (A) no amendment, waiver or consent unless in writing and signed by Agent, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Agent under this Credit Agreement or any of the other Loan Documents, and (B) no amendment, waiver or consent unless in writing and signed by Issuing Bank or Swingline Lender, respectively, in addition to the Lenders required hereinabove to take such action, shall affect the rights or duties of Issuing Bank or Swingline Lender under this Credit Agreement or any of the other Loan Documents. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon, and any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose set forth therein.

        No Deemed Waiver. No failure or delay by Agent or any Lender to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege.

        Severability. The provisions of this Credit Agreement are severable, and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such provision in such jurisdiction.

        Entire Agreement. This Credit Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby and supersedes all prior proposals, negotiations, agreements and understandings relating to such transactions. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those (if any) set forth in the Loan Documents.

        Counterparts; Facsimile Execution. This Credit Agreement and any amendment hereby may be executed and delivered in several counterparts and by facsimile, each of which shall be an effective and enforceable original, and all of which shall constitute one agreement. In proving this Credit Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged.

        Governing Law; Forum. THIS CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW OTHER THAN THE NEW YORK GENERAL OBLIGATIONS LAW, SECTION 5-1401), AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. BORROWER, AGENT, ISSUING BANK AND EACH LENDER EACH AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR ANY FEDERAL COURT LOCATED IN THE SOUTHERN DISTRICT OF NEW YORK.

  THE AGENT.

    Appointment of Agent

        Each Lender irrevocably appoints SunTrust Bank as the Agent and authorizes it to take such actions on its behalf and to exercise such powers as are delegated to the Agent under this Credit Agreement and the other Loan Documents, together with all such actions and powers that are reasonably incidental thereto. The Agent may perform any of its duties hereunder or under the other Loan Documents by or through any one or more sub-agents or attorneys-in-fact appointed by the Agent. The Agent and any such sub-agent or attorney-in-fact may perform any and all of its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions set forth in this Section shall apply to any such sub-agent or attorney-in-fact and the Related Parties of the Agent, any such sub-agent and any such attorney-in-fact and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agent.

        The Issuing Bank shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Required Lenders to act for the Issuing Bank with respect thereto; provided, that the Issuing Bank shall have all the benefits and immunities (i) provided to the Agent in this Section with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent" as used in this Section included the Issuing Bank with respect to such acts or omissions and (ii) as additionally provided in this Credit Agreement with respect to the Issuing Bank.

    Nature of Duties of Agent.

    The Agent shall not have any duties or obligations except those expressly set forth in this Credit Agreement and the other Loan Documents. Without limiting the generality of the foregoing, (a) the Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or an Event of Default has occurred and is continuing, (b) the Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except those discretionary rights and powers expressly contemplated by the Loan Documents that the Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10(d)), and (c) except as expressly set forth in the Loan Documents, the Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Subsidiaries that is communicated to or obtained by the Agent or any of its Affiliates in any capacity. The Agent shall not be liable for any action taken or not taken by it, its sub-agents or attorneys-in-fact with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10(d)) or in the absence of its own gross negligence or willful misconduct. The Agent shall not be responsible for the negligence or misconduct of any sub-agents or attorneys-in-fact selected by it with reasonable care. The Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof (which notice shall include an express reference to such event being a "Default" or "Event of Default" hereunder) is given to the Agent by the Borrower or any Lender, and the Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements, or other terms and conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Section 6 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agent. The Agent may consult with legal counsel (including counsel for the Borrower) concerning all matters pertaining to such duties.

    Lack of Reliance on the Agent.

    Each of the Lenders, the Swingline Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each of the Lenders, the Swingline Lender and the Issuing Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed appropriate, continue to make its own decisions in taking or not taking of any action under or based on this Credit Agreement, any related agreement or any document furnished hereunder or thereunder.

    Certain Rights of the Agent; Approval of Lenders.

    If the Agent shall request instructions from the Required Lenders with respect to any action or actions (including the failure to act) in connection with this Credit Agreement, the Agent shall be entitled to refrain from such act or taking such act, unless and until it shall have received instructions from such Lenders; and the Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders where required by the terms of this Credit Agreement. All communications from Agent to any Lender requesting such Lender's determination, consent, approval or disapproval (a) shall be given in the form of a written notice to such Lender, and (b) shall be accompanied by a description of the matter or issue as to which such determination, approval, consent or disapproval is requested, or shall advise such Lender where information, if any, regarding such matter or issue may be inspected, or shall otherwise describe the matter or issue to be resolved, and (c) shall include, if reasonably requested by such Lender and to the extent not previously provided to such Lender, written materials and a summary of all oral information provided to the Agent by Borrower in respect of the matter or issue to be resolved, and (d) shall include Agent's recommended course of action or determination in respect thereof. Each Lender shall reply promptly, but in any event within 10 Business Days (or such lesser or greater period as may be specifically required under the Loan Documents) of receipt of such communication. Except as otherwise provided in this Credit Agreement, unless a Lender shall give written notice to Agent that it specifically objects to the recommendation or determination of Agent (together with a written explanation of the reasons behind such objection) within the applicable time period for reply, then such Lender shall be deemed to have conclusively approved of or consented to such recommendation or determination.

    Reliance by Agent.

    The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed, sent or made by the proper Person. The Agent may also rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person and shall not incur any liability for relying thereon. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or not taken by it in accordance with the advice of such counsel, accountants or experts.

    The Agent in its Individual Capacity.

    The bank serving as the Agent shall have the same rights and powers under this Credit Agreement and any other Loan Document in its capacity as a Lender as any other Lender and may exercise or refrain from exercising the same as though it were not the Agent; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The bank acting as the Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or Affiliate of the Borrower as if it were not the Agent hereunder.

    Successor Agent.

        The Agent may resign at any time by giving notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent, subject to the approval by the Borrower provided that no Event of Default shall exist at such time. If no successor Agent shall have been so appointed, and shall have accepted such appointment within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or any state thereof or a bank which maintains an office in the United States, having a combined capital and surplus of at least $35,000,000,000.

        Upon the acceptance of its appointment as the Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Credit Agreement and the other Loan Documents. If within 60 days after written notice is given of the retiring Agent's resignation under this Section 11.7 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 60th day (i) the retiring Agent's resignation shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation hereunder, the provisions of this Section 11 shall continue in effect for the benefit of such retiring Agent and its representatives and agents in respect of any actions taken or not taken by any of them while it was serving as the Agent.

    Authorization to Execute other Loan Documents.

    Each Lender hereby authorizes the Agent to execute on behalf of all Lenders all Loan Documents other than this Credit Agreement.

    Indemnification of Agent.

  Each Lender agrees to indemnify Agent, Issuing Bank and Swingline Lender (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so) pro rata in accordance with such Lender's respective Commitment relative to the aggregate amount of all such Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against Agent, Issuing Bank or Swingline Lender (in such capacity but not as a Lender) in any way relating to or arising out of the Loan Documents, any transaction contemplated hereby or thereby or any action taken or omitted by Agent, Issuing Bank or Swingline Lender under the Loan Documents (collectively, "Indemnifiable Amounts"); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from Agent's, Issuing Bank's or Swingline Lender's gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final judgment or if the Agent fails to follow the written direction of Required Lenders (or all Lenders if expressly required hereunder) unless such failure results from Agent, Issuing Bank or Swingline Lender following the advice of its counsel of which advice Lenders have received notice. Without limiting the generality of the foregoing but subject to the preceding proviso, each Lender agrees to reimburse Agent, Issuing Bank and Swingline Lender (to the extent not reimbursed by Borrower and without limiting the obligation of Borrower to do so if applicable), promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees of the counsel(s) of Agent's own choosing) incurred by Agent in connection with the preparation, negotiation, execution, or enforcement of, or legal advice with respect to the rights or responsibilities of the parties under, the Loan Documents, any suit or action brought by Agent, Issuing Bank or Swingline Lender to enforce the terms of the Loan Documents and/or collect any Obligations, any "lender liability" suit or claim brought against Agent, Issuing Bank, Swingline Lenders and/or Lenders, and any claim or suit brought against Agent, Issuing Bank, Swingline Lenders and/or Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including reasonable counsel fees) shall be advanced by Lenders on the request of Agent, Issuing Bank or Swingline Lender notwithstanding any claim or assertion that such Person is not entitled to indemnification hereunder upon receipt of an undertaking by Agent, Issuing Bank or Swingline Lender, respectively, that such Person will reimburse Lenders if it is actually and finally determined by a court of competent jurisdiction that it is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other amounts payable hereunder or under the other Loan Documents and the termination of this Credit Agreement. If Borrower shall reimburse Agent, Issuing Bank or Swingline Lender for any Indemnifiable Amount following payment by any Lender to such Person in respect of such Indemnifiable Amount pursuant to this Section, then Agent, Issuing Bank or Swingline Lender, as applicable, shall share such reimbursement on a ratable basis with each Lender making any such payment.

  CONFIDENTIALITY.

  For the purposes of this Section 12, "Confidential Information" shall mean information delivered to the Agent, Issuing Bank and each Lender by or on behalf of the Borrower or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Credit Agreement that is confidential, non-public and/or proprietary in nature, provided that such term does not include information that (a) was publicly known or otherwise known to Agent, Issuing Bank or such Lender prior to the time of such disclosure other than as a result of a disclosure by or on behalf of Borrower or any Subsidiary, (b) subsequently becomes publicly known through no act or omission by Agent, Issuing Bank or such Lender or any Person acting on Agent's, Issuing Bank's or such Lender's behalf, (c) otherwise becomes known to Agent, Issuing Bank or such Lender other than through disclosure by or on behalf of the Borrower, any Subsidiary or any other Person that Agent, Issuing Bank or such Lender knows or reasonably should know, is bound by a confidentiality obligation relating to such Confidential Information or (d) constitutes financial statements delivered to Agent, Issuing Bank or such Lender under Section 7.1 that are otherwise publicly available. The Agent, Issuing Bank and each Lender will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by Agent, Issuing Bank or such Lender in good faith to protect confidential information of third parties delivered to Agent, Issuing Bank or such Lender at least as protective as the procedures used to ensure confidentiality of its own confidential information, provided that Agent, Issuing Bank or such Lender may deliver or disclose Confidential Information to (1) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of this Credit Agreement and subject to Agent, Issuing Bank and such Lender's confidentiality procedures), (2) any federal or state regulatory authority having jurisdiction over Agent, Issuing Bank or such Lender, (3) subject to provisions substantially similar to this Section 12, to any actual or prospective assignee or Participant of such Lender or (4) any other Person to which such delivery or disclosure may be necessary or appropriate (i) to effect compliance with any law, rule, regulation or order applicable to Agent, Issuing Bank, or such Lender, (ii) in response to any subpoena (and, subject to clause (iv) below, if not prohibited by applicable law, Agent, Issuing Bank or such Lender shall use commercially reasonable efforts to give notice to the Borrower thereof prior to such disclosure), (iii) if an Event of Default has occurred and is continuing, to the extent Agent, Issuing Bank or such Lender may reasonably and in good faith determine such delivery and disclosure to be necessary in the enforcement or for the protection of the rights and remedies under this Credit Agreement, or (v) with the express written consent of the Borrower. Each Lender, by becoming a party to this Credit Agreement will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 12.

  WAIVER OF JURY TRIAL, ETC.

  BORROWER AND LENDERS MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENT OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOANS OR ENFORCEMENT OF THE LOAN DOCUMENTS, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR EACH PARTY ENTERING INTO THIS CREDIT AGREEMENT AND THE ARRANGEMENTS HEREUNDER.

  BENEFITS OF AGREEMENT, PARTICIPATIONS AND ASSIGNMENTS.

        The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of paragraph (b) of this Section, (ii) by way of participation in accordance with the provisions of paragraph (d) of this Section or (iii) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.

        Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that any such assignment shall be subject to the following conditions:

        (i) Minimum Amounts.

        (A) in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

        (B) in any case not described in paragraph (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans and Revolving Credit Exposure outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans and Revolving Credit Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Agent or, if "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $2,500,000, unless each of the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).

        (ii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Credit Agreement with respect to the Loans, Revolving Credit Exposure or the Commitment assigned.

        (iii) Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(i)(B) of this Section and, in addition:

        (A) the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

        (B) the consent of the Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments to a Person that is not a Lender with a Commitment; and

        (C) the consent of the Issuing Bank (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding).

        (iv) Assignment and Assumption. The parties to each assignment shall deliver to the Agent (A) a duly executed Assignment and Assumption, (B) a processing and recordation fee of $3,500, (C) an Administrative Questionnaire unless the assignee is already a Lender and (D) the documents required under this Section 14 if such assignee is a Foreign Lender.

        (v) No Assignment to Borrower. No such assignment shall be made to the Borrower or any of the Borrower's Affiliates or Subsidiaries.

        (vi) No Assignment to Natural Persons. No such assignment shall be made to a natural person.

        Subject to acceptance and recording thereof by the Agent pursuant to paragraph (c) of this Section 14, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.3, 3.5, 3.6 and 10(a) with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 14.

        The Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in Atlanta, Georgia a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans and Revolving Credit Exposure owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

        Any Lender may at any time following notice to the Borrower, without the consent of the Borrower, the Agent, the Swingline Lender or the Issuing Bank sell participations to any Person (other than a natural person, the Borrower or any of the Borrower's Affiliates or Subsidiaries) (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agent, the Lenders, Issuing Bank and Swingline Lender shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement.

        Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver with respect to the following to the extent affecting such Participant: (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or Unpaid Drawing or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the date fixed for any payment of any principal of, or interest on, any Loan or Unpaid Drawing or interest thereon or any fees hereunder or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date for the termination or reduction of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 4.2 in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, or (v) change any of the provisions of this Section 14 or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders which are required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the consent of each Lender. Subject to clause (f) of this Section 14, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.3, 3.5 and 3.6 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 14. To the extent permitted by law, each Participant agrees to be subject to Section 9 and Section 12 as though it were a Lender.

        A Participant shall not be entitled to receive any greater payment under Sections 3.3, 3.5 and 3.6 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.6.

        Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Credit Agreement to a Federal Reserve Bank or an Approved Fund to secure obligations of such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

  USA PATRIOT ACT.

The Lenders hereby notify the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-65 (signed into law October 26, 2001)), each Lender is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act. The Borrower shall provide to any Lender any information required by the Act upon request by any Lender.

[Balance of Page Intentionally Blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Credit Agreement as of the date first above written.

MCG CAPITAL CORPORATION, as the Borrower

By: /s/ Michael R. McDonnell

Name: Michael R. McDonnell

Title: COO & CFO

Address: 1100 Wilson Boulevard, Suite 3000

Arlington, Virginia 22209

Tel: 703-247-7500

Fax: 703-247-7545

SUNTRUST BANK, as Agent, Issuing Bank, Swingline Lender and as a Lender

Commitment

Amount: $25,000,000

By: /s/ Robert S. Ashcom

Name: Robert S. Ashcom

Title: Director

Payment Instructions:

SunTrust Bank

ABA # 061000104

Account No. 1000022220783

Account Name: Agency Services Operating Account

Ref: MCG Capital Corporation

SOVEREIGN BANK (Lender)

Commitment

Amount: $15,000,000

By: /s/ John M. Smyth

Name: John M. Smyth

Title: AVP

Address: 100 Matsonford Road, Suite 210

Radnor, PA 19087

Tel: 484-254-0783

Fax: 610-995-2056

Attn: Alfred Doody

Payment Instructions:

Sovereign Bank

ABA # 231372691

Account No. 8507191500

Account Name: Wire Participations

Ref: MCG Capital Corporation

BMO CAPITAL MARKETS INC. (Lender)

Commitment

Amount: $15,000,000

By: /s/ Brian L. Banke

Name: Brian L. Banke

Title: Managing Director

Address: 111 West Monroe Street

Chicago, IL 60603

Tel: 312-750-4371

Fax: 312-845-2199

Attn: Amy Dumser

Payment Instructions:

Harris N.A.

ABA # 071000288

Account No. 1815067

Account Name: BMO Capital Markets Financing Inc.

Ref: MCG Capital Corporation

CHEVY CHASE BANK, F.S.B. (Lender)

Commitment

Amount: $15,000,000

By: /s/ Charles R. Youles

Name: Charles Youles

Title: Vice President

Address: 7926 Jones Branch Drive

McLean, VA 22102

Tel: 703-287-7226

Fax: 703-287-7244

Attn: Charles Youles

Payment Instructions:

Chevy Chase Bank

ABA # 255071981

Account No. 29050030-0082

Account Name: Commercial Loan Servicing RC #082

Ref: MCG Capital 0125344